OFFICE LEASE AGREEMENT

                                 LEASE AGREEMENT
                                  1411 BROADWAY
                               NEW YORK, NEW YORK


     THIS LEASE AGREEMENT ("Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

1.   BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

1.1 Basic Lease Definitions. In this Lease, the following defined terms shall have the meanings indicated.

     (a) "Date" means the date of full execution of this Lease, which is as of May 1, 1997.

     (b) "Landlord" means 1411 TRIZECHAHN-SWIG, L.L.C., a Delaware limited liability company.

     (c) "Tenant" means TAHITI APPAREL, INC., a New Jersey corporation authorized to do business in New York.

     (d) "Premises" means those premises located on the twenty-ninth (29th) floor of the Building, as shown by diagonal lines on the floor-plan attached hereto as Exhibit A.

     (e) "Area of the Premises" means, for purposes of this Lease, the equivalent of 7,867 rentable square feet.

     (f) "Use" means general office use and showrooms for the conduct of Tenant's apparel business and no other use, but subject to the provisions of this Lease and the certificate of occupancy for the Building.

     (g) "Term" means the duration of this Lease, which will be approximately eight (8) years, beginning on the "Commencement Date" (as defined in Section 3.1 below) and ending on the "Expiration Date" (as defined in this Section 1.1), unless terminated or canceled earlier pursuant to the provisions of this Lease or by law.

     (h)  The "Expiration Date" means September 30, 2005.

     (i) "Base Rent" means the Rent payable pursuant to Section 4.1, which shall be in the following annual amounts with respect to each Lease
          Year:

                                 Annual Monthly
          Lease Year(s)             Base Rent                  Base Rent
          -------------          --------------               -----------
             1 - 8                 $306,813.00                $25,567.75

     (j) "Base Rent Exclusive of Electricity" means the applicable amount during each Lease Year as follows:

                                      Annual                    Monthly
                                    Base Rent                   Base Rent
                                   Exclusive of               Exclusive of
          Lease Year(s)            Electricity                Electricity
          -------------            ------------               ------------
             1 - 8                 $283,212.00                $23,601.00

     (k)  "Tenant's Share" means .745%.

     (1) "Base Tax Year" means the twelve month fiscal year ending June 30, 1998.

     (m) "Base Wage Rate" means the Wage Rate in effect on January 1st of the calendar year 1997.

     (n) "Base Utility Year" means Landlord's Fiscal Year ending December 31, 1997.

     (o)  "Electric Inclusion Date" shall mean the Date.

     (p) "Security Deposit" means $150,000.00, which amount is subject to reduction as provided in Section 23.1 of this Lease.

     (q)  "Landlord's Building Address" -means:

          1411 TrizecHahn-Swig, L.L.C. c/o TrizecHahn
          Office Properties Inc. 1411 Broadway
          New York, New York 10018,

          Attention: General Manager

     (r)  "Landlord's General Address" means:

          1411 TrizecHahn-Swig, L.L.C.
          c/o TrizecHahn Office Properties Inc.
          500 W. Madison, Suite 2200
          Chicago, IL 60661
          Attention: Portfolio Manager

     (s)  "Tenant's Notice Address" means:

          Tahiti Apparel, Inc.
          1411 Broadway
          New York, New York 10018
          Attention: ___________________

     (t)  "Tenant's Invoice Address" means:

          Tahiti Apparel, Inc.
          1411 Broadway
          New York, New York 10018
          Attention: ___________________

     (u) "Broker(s)" means the following broker or brokers: Fashion Realty Group Ltd.

     (v)  "Liability Insurance Amount" means 55,000,000.

1.2  Exhibits.

     The Exhibits listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits shall control. The Exhibits to this Lease are:

     Exhibit A -    Floor Plan Delineating the Premises
     Exhibit B -    Possession and Leasehold Improvements Agreement
     Exhibit C -    Occupancy Estoppel Certificate
     Exhibit D -    Rules and Regulations
     Exhibit E -    Land Description
     Exhibit F -    Form of Letter of Credit
     Exhibit G -    Operating Cost Adjustment

1.3  Additional Definitions.

     In addition to the terms defined in Section 1.1 and other Sections of this Lease, the following defined terms when used in this Lease shall have the meanings indicated:

     (a)  "Additional Rent" means the Rent payable under the provisions of
          Section 4.2 and Section 4.4.

     (b) "Alteration(s)" means any and 311 improvements, installations, changes, additions, renovations, replacements and/or restorations made in, to or upon the Premises.

     (c) "Building" means the office and retail building commonly known as 1411 Broadway, New York, located on the Land and in which the Premises are located.

     (d) "Building Systems" means the central heating, ventilating, air conditioning, plumbing, electric, life safety, mechanical, wiring, sprinkler, Class E, sewerage, water, mechanical, elevator and other systems installed by Landlord in the core and shell of the Building, and all other fixtures, equipment and appurtenances and systems installed by Landlord in the core and shell of the Building.

     (e) "Common Areas" means certain interior and exterior common and public areas located on the Land and in the Building as may be designated by Landlord for the non-exclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees. If the Building is connected to other buildings by underground tunnels or elevated bridges over public streets, Common Areas will include such bridges and tunnels; provided, however, that Landlord and owners of such other buildings will have the right in their sole discretion to adopt rules and regulations relating to bride and tunnel use.

     (f) "Fiscal Year" means Landlord's fiscal year, which ends on December 31st of each calendar year and may be changed at Landlord's discretion.

     (g) "Force Majeure" means any acts of God, governmental restriction, requirements of Law, strikes, labor disturbances, shortages of or inability to obtain materials or supplies, or any other cause or event beyond Landlord's reasonable control by which Landlord shall be hindered, delayed or prevented from performance of any act under this Lease.

     (h) "Holidays" shall mean all Federal, State, City and banking holidays and Building Service Employees and Operating Engineer's Union contract holidays now or hereafter in effect.

     (i) "Insurance Boards" shall mean and include the National Board of Fire Underwriters, the New York Board of Fire Underwriters, and any other body having similar jurisdiction, and the New York Fire Insurance Exchange, and any other body establishing insurance premium rates.

     (j) "Land" means the real property known as 1411 Broadway, New York, New York, as more particularly described in Exhibit E, less any portions that may be conveyed separately from the Building by Landlord from time to time, plus any additional real property located proximate to the Land that may be operated by Landlord from time to time in conjunction with the Land.

     (k) "Laws" means any and all present or future federal, state, county, borough, municipality or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction, including the Americans with Disabilities Act of 1990, NYC Local Laws No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as amended from time to time, and all Laws then in effect relating to asbestos.

     (1) "Lease Year" means each successive period of approximately 12 calendar months during the Term, ending annually on the last day of the month in which the Expiration Date shall occur, except that (i) the number of months (or parts thereof) during which Tenant shall receive a credit representing all or any part of Base Rent at the commencement of the Term shall be added to the first Lease Year and (ii) if the Commencement Date shall not occur on the first day of a month, then the first Lease Year shall be greater than 12 months by the number of days from the Commencement Date to the last day of the month in which the Commencement Date shall occur.

     (m) "Prime Rate" means the rate of interest announced from time to time by Citibank, N.A., or any successor to it, as its prime rate. If Citibank, N.A. or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

     (n) "Rent" means the Base Rent, Base Rent Exclusive of Electricity, Additional Rent and all other amounts required to be paid by Tenant under this Lease.

     (o) "Tax Year" means every twelve (12) consecutive month period, all or any part of which occurs during the Term, commencing each July I or such other date as shall be the first day of the fiscal tax year of the City of New York or other governmental agency responsible for the collection of Taxes.

     (p) "Taxes" shall mean (whether represented by one or more bills) the total of all real estate taxes, levies, license fees and assessments (including water rates and sewer rents), whether general or special, foreseen or unforeseen, ordinary or extraordinary, of any nature whatsoever, now or hereafter levied, confirmed, charged, payable or imposed upon or attributable to, the Land, the Building and/or Landlord's interest therein. Any special assessment or levy (including, without limitation, any "Business Improvement District" assessments) which is imposed upon the Land, the Building or Landlord's interest therein shall be deemed to be included in the term "Taxes"; and if, due to a future change in or addition to the method of taxation, a gross receipts, capital, capital stock or other tax shall be levied against Landlord or the owner of the Building and/or the Land in substitution for or in lieu of or as an additional part of any tax in the nature of real estate tax or assessment, such gross receipts, capital, capital stock or other tax (whether or not directly imposed upon, or based upon, the assessed valuation of the Building, the Land or Landlord's interest therein) shall be deemed to be included in the term "Taxes", but only to the extent of the amount thereof that would be levied if Landlord's interest in the Land and Building were the only assets of Landlord. Tenant acknowledges that Taxes may increase during the Term and that if the Building or Land, or both, are currently subject to a Taxes abatement program and such program ceases to benefit the Building or Land, or both, during the Term, Taxes will increase.

     (q) "Wage Rate" shall mean the minimum regular hourly rate of wages (applicable to experienced employees") in effect for each calendar year (whether or not paid by Landlord or any contractor employed by Landlord) plus the average hourly rate of all fringe benefits and all other sums (applicable to experienced employees") required to be paid to qr for the benefit of porters and cleaners (hereinafter defined) in Class A office buildings at' or in the vicinity of the Building pursuant to an agreement between the Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto) and the Local (currently 3213-32J) of the Service Employees International Union, AFL-CIO, which has or would have jurisdiction over the Building, or any successor thereto (the "Labor Agreement"). If there shall be no Labor Agreement in effect prescribing a Wage Rate for porters and cleaners, computations and payments shall thereupon be made upon the basis of the regular hourly wage rate and fringe benefits payable to or on behalf of porters and cleaners by Landlord or by Landlord's service contractors during each year (the "Wage Schedule"). Furthermore, if the regular employment of porters and cleaners shall occur on days or during hours when overtime or other premium pay rates are in effect pursuant to the Labor Agreement (or the Wage Schedule, as the case maybe), then the -term "regular hourly rate of wages" as used herein shall be deemed to mean the average hourly wage rate for the hours in a calendar week during which porters and cleaners are employed. Fringe benefits shall include sums paid for incentive pay, guaranteed pay plans, contributions to pension, welfare, retirement and safety funds, vacations (based on the age of the Building), contract holidays, leaves of absence, bonuses, social security (on regular earnings, overtime earnings, and on all fringe benefits), unemployment, disability benefits, health, life, accident and other insurance and any taxes payable on account of wages and/or fringe benefits. The term "porters and cleaners" shall mean that classification of nonsupervisory employees employed in and about office buildings in the Borough of Manhattan (whether or not employed in the Building) who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who were formerly designated porters and female cleaners and are now included in the classification of "Class A Others" in the Labor Agreement.

2.   GRANT OF LEASE.

2.1  Demise.

     Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use the Common Areas, for the Term.

2.2  Quiet Enjoyment.

     Landlord covenants that during the Term Tenant shall have quiet and peaceable possession of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord shall not disturb such possession except as expressly provided in this Lease.

2.3  Landlord And Tenant Covenants.

     Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

3.   TERM.

3.1  Commencement Date.

     "Commencement Date" shall mean the first day of the Term, which shall be the date on which Landlord shall deliver possession of the Premises to Tenant. After the Commencement Date, within ten (10) days after the request of Landlord, Tenant shall execute and deliver to Landlord an occupancy certificate in the form of Exhibit C annexed hereto and made a part hereof setting forth the Commencement Date, Expiration Date and such other matters as are set forth therein (the "Occupancy Certificate"), but the failure of Tenant to execute and deliver the Occupancy Certificate shall in no way reduce any of Tenant's obligations or Landlord's rights under this Lease. Prior to the Commencement Date, Landlord shall cooperate with Tenant to assist Tenant in efficiently scheduling Tenant's initial construction in the Premises by keeping Tenant informed from time to time of Landlord's best estimate of the date on which Landlord anticipates that Landlord will deliver possession of the Premises to Tenant, which information may be given to Tenant orally.

3.2  Early Occupancy.

     Tenant shall have no right to enter the Premises until Landlord shall tender possession, unless Tenant shall obtain Landlord's prior written consent to such entry. If Tenant shall take possession of all or any part of the Premises with Landlord's prior consent for any purpose prior to the Commencement Date, then all of the covenants and conditions of this Lease shall bind both parties with respect to all of the Premises, and Tenant shall pay Landlord Rent in accordance with the provisions of Section 3 of this Lease commencing on the date Tenant shall have first taken possession of the Premises at the rates applicable to the first Lease Year (excluding any periods of excused or free rent, if any). No early occupancy under this
     Section 3.2 shall change the Commencement Date or the Expiration Date, unless otherwise provided in Section 3.1 above.

3.3  Delayed Occupancy.

          3.3.1 If Landlord shall be unable to give possession of the Premises to Tenant within any specific period or on any specific date by reason of the fact-that the Premises are not ready for occupancy, or by reason of the failure of a prior tenant or occupant thereof to vacate the Premises or deliver possession of the Premises to Landlord, or for any other reason, Landlord shall not be subjected to any damages or other liability, or be deemed in default under this Lease, for the failure to give possession of the Premises on such date or within such period. No such failure to give possession of the Premises within any period or on any specific date shall affect the validity of this Lease or the obligations of Tenant hereunder or be deemed to extend the Term, but the Rent payable under this Lease shall not commence until Landlord shall have given possession of the Premises to Tenant in the condition required under this Lease or the Premises shall be available for occupancy by Tenant, provided, however, that if such failure to give possession has been caused by any act or omission of Tenant, there shall be no abatement or postponement of Rent. Landlord shall not be subject to any liability for any delay in completing any work, repairs, improvements or decorations expressly required to be made to the Premises by Landlord.

          3.3.2 Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force.

3.4  Surrender.

     Upon the expiration or other cancellation or termination of the Term (such date, as applicable, being hereinafter referred to as the "Surrender Date"), Tenant shall immediately vacate and surrender possession of the Premises to Landlord in good order, repair and condition, except for ordinary wear and tear. Upon the expiration or other termination of the Term, Tenant shall (a) remove all Alterations to the Premises which are required to be removed by Tenant upon the expiration or earlier termination of the Term pursuant to the provisions of Section 10 or any other applicable provisions of this Lease, and restore the Premises to the condition existing prior to the installation of such Alterations (it being understood that such removal and restoration shall be performed subject to the provisions of Article 10 of this Lease), and (b) remove all of Tenant's trade fixtures, office furniture, office equipment and other personal property from the Premises. Tenant shall immediately repair any damage caused by such removal or, at Landlord's option, pay Landlord on demand the reasonable cost of repairing any damage to the Premises or Building caused by the removal of any such items. Any of Tenant's property remaining in the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without further notice to or demand upon Tenant, and without liability or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property.

3.5  Holding Over.

          3.5.1 Tenant shall not hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant shall fail to surrender the Premises to Landlord on the Surrender Date in accordance with the provisions of Section
     3.4 above, Tenant shall pay to Landlord, as use and occupancy for each month or fraction thereof during which Tenant continues to occupy the Premises after the Expiration Date (the "Continued Occupancy Period"), an amount of money (the "Occupancy Payment") equal to one hundred fifty (150%) percent of the monthly Base Rent payable during the last year of the Term plus one-twelfth (1/12) of the annual Additional Rent payable under Section 4 of this Lease during the last year of the Term. Tenant shall make the Occupancy Payment, without notice or demand, on the first day of each and every month during the Continued Occupancy Period. The receipt and acceptance by Landlord of all or any portion of the Occupancy Payment shall not be deemed a waiver or acceptance by Landlord of Tenant's breach of Tenant's covenants and agreements under Section 3.4 or this Section 3.5, or a waiver by Landlord of Landlord's right to institute any summary holdover proceedings against Tenant, or a waiver by Landlord of any other of Landlord's rights or remedies against Tenant in such event as provided for in this Lease or under law.

          3.5.2 In addition to making all required Occupancy Payments, Tenant shall, in the event of Tenant's failure to surrender the Premises on the Surrender Date in accordance with the provisions of Section 3.4 above, also indemnify and hold Landlord harmless from and against any and all payments Landlord may be required to make to a succeeding tenant of the Premises resulting from any delay by Tenant in so surrendering the Premises, and any reasonable attorneys' fees, disbursements and court costs incurred by

     Landlord in connection with obtaining possession of the Premises from Tenant.

          3.5.3 Tenant expressly waives, for itself and for any person claiming by, through or under Tenant, any rights which Tenant or any such persons may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules, and of any successor law of like import then in force, in connection with any summary holdover proceedings which Landlord may institute to enforce the provisions of this Section 3.

          3.5.4 Tenant's obligation to observe or perform each and every one of the covenants set forth in Section 3.4 and this Section 3.5 shall survive the expiration or other termination of the Term.

4.   RENT.

4.1  Base Rent.

     Commencing on the Commencement Date and continuing throughout the Term, Tenant agrees to pay Landlord Base Rent in accordance with the following provisions, except that Landlord hereby grants to Tenant a credit against the first five (5) monthly installments of Base Rent becoming due under this Lease in the sum of $23,601.00 per month. Base Rent during each Lease Year (or portion of a Lease Year) shall be payable in monthly installments in the amount specified for such Lease Year (or portion) in Section 1.1(i), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately prorated. Tenant shall pay the first monthly installment of Base Rent becoming due under this Lease upon execution and delivery of this Lease by Landlord and Tenant.

4.2  Additional Taxes

          4.2.1 Tenant agrees to pay to Landlord, as Additional Rent, for each Tax Year subsequent to the Base Tax Year that contains any part of the Term, an amount ("Tenant's Tax Payment") equal to Tenant's Share of the amount by which Taxes for such Tax Year exceed Taxes for the Base Tax Year. Prior to or as soon as practicable after the beginning of each Tax Year subsequent to the Base Tax Year,

     Landlord shall submit a statement to Tenant (the "Tax Statement") setting forth Tenant's Tax Payment. Tenant's Tax Payment shall be payable in two
     (2) equal installment, the first of which shall be due and payable on the June 1 immediately preceding the commencement of the Tax Year with respect to which a Tax Statement shall be rendered and the second of which shall be due and payable on the December 1 immediately preceding the second half of such Tax Year, provided, however, that if Landlord shall render any Tax Statement after or less than ten (10) days prior to the date on which a Tax Payment would otherwise be due, then such payment shall be due ten (10) days after Landlord shall have rendered such Tax Statement.

          4.2.2 If, following the delivery of any Tax Statement, Landlord shall receive a refund of Taxes with respect to a Tax Year for which Tenant has paid any Additional Rent under the provisions of this Section 4.2, Tenant's Share of the net proceeds of such refund, after deduction of legal fees, appraiser's fees and other expenses incurred in obtaining reductions and refunds and collecting the same (and after deduction of such expenses for previous Tax Years which were not offset by tax refunds for such Tax Years) shall be applied and allocated to the periods for which the refund was obtained and, if Tenant shall not be in default of any of Tenant's obligations under this Lease, Landlord shall, at Landlord's option, refund or credit to Tenant, Tenant's Share of the net proceeds of such refund. In no event shall any refund or credit due to Tenant hereunder exceed Tenant's Tax Payment paid by Tenant for such particular Tax Year. In no event shall Tenant have the right to seek from the taxing authority any refund or reduction of Taxes. If, prior to the delivery of a Tax Statement to Tenant with respect to a particular Tax Year, Landlord shall obtain a reduction in Taxes for that Tax Year, then Tenant shall pay to Landlord, within fifteen
     (15) days following the issuance to Tenant of a bill therefor, an amount equal to Tenant's Share of all costs and expenses (including legal, appraisal and, other expert fees) incurred by Landlord in obtaining such reduction.

          4.2.3 If there shall be a reduction or refund of Taxes for the Base Tax Year, Landlord shall furnish to Tenant a revised statement indicating the Taxes payable with respect to the Base Tax Year as so finally determined and all prior and future payments of Tenant's Share of increases in Taxes provided for in this Section 4.2 shall be recalculated accordingly. Any additional payment due for any Tax Year shall be made by Tenant within fifteen (15) days after the furnishing to Tenant of the revised Tax Statement.

4.3  Intentionally Deleted.

4.4  Porter's Wage.

          4.4.1 Commencing on July 1, 1998, if the Wage Rate for any calendar year during the term of this Lease shall be greater than the Base Wage Rate, Tenant shall pay to Landlord, as Additional Rent, for such calendar year, a sum (the "Wage Rate Payment") equal to the product obtained by multiplying (i) the number of cents (including any fractions of a cent) by which the Wage Rate exceeds the Base Wage Rate by (ii) the number of rentable square feet in the Area of the Premises. Prior to or as soon as practicable after the commencement of each calendar year during the Term after the calendar year in which the Base Wage Rate shall be computed, Landlord shall issue a statement (the "Wage Rate Statement") to Tenant indicating the amount of the Wage Rate Payment due pursuant to the provisions of this Section 4.4 for such calendar year, and Tenant shall pay one-twelfth (1/12) of the Wage Rate Payment to Landlord, together with the Base Rent, on the first (1st) day of each calendar month during such calendar year, except that Tenant's obligation to pay Additional Rent pursuant to the provisions of this Section 4.4.1 shall commence to accrue on July 1, 1998. If Landlord shall render a Wage Rate Statement after the first day of any calendar year, then Tenant shall pay the portion of the Wage Rate Payment allocable to the period commencing on January 1 and ending on the last day of the month in which Landlord shall have given Tenant the Wage Rate Statement within fifteen (15) days after the issuance of said Wage Rate Statement.

          4.4.2 In the event that any increase in the Wage Rate shall be made retroactive or apply to a period prior to the issuance of the Wage Rate Statement by Landlord, Tenant shall pay to Landlord the amount of such retroactive adjustment, for such prior period, within fifteen (15) days after being billed therefor.

          4.4.3 The computation under this Section 4.4 is intended to constitute an escalation index, and is not intended to reflect the actual costs of wages or expenses for the operation of the Building.

4.5  Adjustments Of And Revisions To Payments Of Additional Rent

     If this Lease shall commence on a day other than the first day of a Tax Year or calendar year, or shall terminate on a day other than the last day of a Tax Year or calendar year, then Tenant's Tax Payment and/or Tenant's Wage Rate Payment applicable to the Tax Year or calendar year in which such commencement or termination shall occur shall be prorated on the basis of the number of days within such Tax Year and/or calendar year that are within the Term, except that, notwithstanding anything to the contrary contained in this Lease, Tenant's obligation to pay Additional Rent pursuant to the provisions of Section 4.4 shall commence to accrue as of July I, 1998 and shall be prorated for calendar year 1998 based upon such effective date. Tenant's obligation to pay Additional Rent which has accrued but not been paid allocable to periods prior to the expiration or earlier termination of the Term (if any) and Landlord's obligation to refund Taxes under this Section 4 shall survive such expiration or earlier termination. Landlord shall have the right to render a corrected or revised Tax Statement or Porter's Wage Statement at any time and from time to time during the. Term, and Landlord's failure to render any Tax Statement or Wage Rate Statement or revision thereto during the Tax Year or calendar year to which such statement shall relate shall not prejudice Landlord's right to render any such statement at any later time.

4.6  Terms Of Payment.

     All Base Rent, Additional Rent and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Building Address ,or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease.

4.7  Interest On Late Payments.

     All Base Rent and Additional Rent payable under this Lease by Tenant to Landlord, if not paid within ten (10) days of the date on which the same shall be due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 4% in excess of the then-current Prime Rate. All other amounts payable under this Lease by Tenant shall bear interest at the aforesaid rate from the due date until paid if the same shall not be paid within ten
     (10) days after the date on which the same shall be due.

4.8  Right To Accept Payments.

     No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account", nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4.9  Insufficient Funds.

     If any check delivered to Landlord in full or partial payment of any amounts due to Landlord pursuant to the terms of this Lease shall not be honored by reason of insufficient or uncollected funds or for any other reason, then Tenant shall pay to Landlord a service charge on account thereof in the amount of Two Hundred ($200.00) Dollars, which charge shall be due and payable as Additional Rent with the next monthly installment of Base Rent.

4.10 Change In Laws.

     If all or any part of the Base Rent or Additional Rent shall at any time become uncollectable, reduced or required to be refunded by virtue of any Laws (including rent control or stabilization laws), then, for the period prescribed by said Laws, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Laws, and Tenant shall execute and deliver such agreement(s) and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rent which, from time to time during the continuance of such legal rent restriction, may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the expiration or other legal termination of the applicable period of time during which such amounts shall be uncollectable, reduced or refunded: (a) the Base Rent and Additional Rent shall become and shall thereafter be payable in accordance with the amounts reserved- herein for the periods following such expiration or termination, and (b) Tenant shall pay to Landlord as additional rent, within sixty (60) days after demand, all uncollected, reduced or refunded amounts that would have been payable for the above-said period absent such Laws.

4.11 Lockbox

     If Landlord shall direct Tenant to pay Base Rent or Additional Rent to a "lockbox" or other depository whereby checks issued in payment of Base Rent and/or Additional Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease, Landlord shall not be deemed to have accepted such payment if within said ten (10) day period, Landlord shall have refunded (or attempted to refund) such payment to Tenant.

4.12 Substitution Of Porter's Wage Escalation

     Landlord, by written notice to Tenant, may elect once during the Term to substitute for the Wage Rate Payment and adjustment pursuant to Section 4.4, an adjustment pursuant to Exhibit G for the calendar year specified in such notice and all subsequent calendar years during the Term. In such event, the provisions of Exhibit G shall apply in place of the Wage Rate Payment calculation set forth in Section 4.4 for such year or years.

5.   CONDITION OF PREMISES.

     By taking possession of the Premises hereunder, Tenant accepts the Premises as being in good order, condition and repair, and otherwise in as is and where is condition as of the Commencement Date. Except as may be expressly set forth in this Lease, including Exhibit B, Landlord shall not be obligated to perform any work or make any improvements, Alterations, renovations or installations in the Premises to prepare the Premises for Tenant's occupancy. Subject to the provisions of Article 10 of this Lease and all other applicable provisions governing the performance of Alterations in the Premises, except as otherwise expressly provided in Exhibit B, Tenant shall perform all work and supply all materials and labor necessary to prepare the Premises for Tenant's occupancy, at Tenant's sole cost and expense. Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of either for the conduct of Tenant's business. Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed by or for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fans, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

6.   USE AND OCCUPANCY.

6.1  Use.

          6.1.1 Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1 and no other use.

          6.1.2 The use of the Premises permitted under Section 6.1 (a) shall not include, and Tenant shall not use, or permit the use of, the Premises or any part thereof for: (i) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission; or (ii) the conduct or maintenance of any gambling or gaming activities; or any political activities or any club activities; or a school; or employment or placement agency; or messenger service; or for the manufacturing, storage, shipping or receiving of goods (except as otherwise expressly provided in Section 6.1.3 below); or for retail sales; or for the cooking or distribution of food.

          6.1.3 Solely as an incident to Tenant's use of the Premises for the Use, and subject to compliance with the certificate of occupancy affecting the Premises, Tenant may (i) install and operate one or more "warming pantries" in the Premises containing a "Dwyer" type kitchenette unit containing a sink, refrigerator, microwave oven and employee dining area and (ii) use up to twenty (20%) percent of the usable area of the Premises for the production of samples. Tenant shall procure all licenses and permits (if any) which may be required in connection with such incidental uses, at Tenant's cost and expense.

     The aforesaid incidental uses shall be subject to all of the other terms and conditions of this Lease, including without limitation, the provisions of Article .1-0 of this Lease.

6.   Compliance.

          6.2.1 Tenant agrees to use the Premises in a safe, careful and proper manner, and, at Tenant's expense, to comply with all Laws now or hereafter existing (including, without limitation, the certificate of occupancy for the Premises and/or the Building, the Americans with Disabilities Act of 1990, NYC Local Laws No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as amended from time to time, and all Laws then in effect relating to asbestos and all orders, rules and regulations of Insurance Boards) that shall impose upon Landlord or Tenant any obligation, order or duty with respect to: (a) the Premises (including, without limitation, any improvements or Alterations in the Premises) or Tenant's occupancy, use or manner of use of the Premises or (b) any part of the Building other than the Premises if such obligation, order or duty shall arise from (i) the specific use or manner of any use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, or (ii) a condition created by Tenant or any person claiming under or through Tenant or any or their respective agents, contractors, employees, licensees, guests or invitees (including, without limitation, any Alteration or improvement in the Premises), or (iii) a breach of Tenant's obligations under this Lease or the negligence of Tenant or its agents, contractors, employees, licensees, guests or invitees.

          6.2.2 Tenant acknowledges receipt of advice from Landlord that a sprinkler distribution system is currently installed in the Premises. As part of Tenant's Initial Work and any other Alterations performed by Tenant in the Premises during the Term, Tenant shall make all modifications and additions to the sprinkler distribution system in the Premises to comply with all applicable Laws, at Tenant's cost. If any Insurance Boards or Laws shall require installation of any other fire protection devices or any changes, modifications, alterations or additions thereto or to the sprinkler system then existing in the Premises for any reason attributable to Tenant's use of the Premises (including, without limitation, any Alterations installed by Tenant in the Premises or Building), or if any such installation or equipment becomes necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler or fire extinguishing system in the fire insurance rate as fixed by Insurance Boards, or by any fire insurance company, then Tenant, at Tenant's expense, shall promptly make such installation within the Premises and supply such changes, modifications, alterations, additions or other equipment.

          6.2.3 Landlord and Tenant agree that, during the Term, each will comply with all Laws governing, and all procedures established by Landlord for, the use, abatement, removal, storage, disposal or transport of any substances, chemicals or materials declared to be, or regulated as, hazardous or toxic under any applicable Laws ("Hazardous Substances") and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises, Building or Land that involves or affects any Hazardous Substances. Each party will indemnify and hold the other and the other's "Affiliates" (as defined in Section 13.1) harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out or in connection with any breach by such party of its covenants under this Section 6.2.3. The parties' obligations under this Section 6.2.3 will survive the expiration or early termination of the Term.

6.3  Occupancy.

     Tenant shall not do or permit anything to be done which obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or annoys other tenants. Tenant shall not cause, maintain or permit any nuisance in or about the Premises and shall kedp the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration., heat or noise. Tenant shall not make or permit any use of the Premises which may jeopardize any insurance coverage for the Building or Premises, increase the cost of insurance or require additional insurance coverage for the Building or Premises or which will invalidate or be in conflict with the terms of the New York State standard form of fire insurance with extended coverage. If by reason of Tenant's failure to comply with the provisions of this Section 6.3, (a) any insurance coverage shall be jeopardized, then Landlord shall have the option to terminate this Lease or
     (b)
     insurance premiums shall be increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

6.4  Covenants.

     Tenant expressly acknowledges that irreparable injury will result to Landlord in the event of a breach of any of the covenants made by Tenant in this Article, 6, and it is agreed that, in the event of such breach, Landlord shall be entitled, in addition to any other remedies available, to an injunction to restrain the violation thereof. Breach of any of Tenant's covenants under this Article shall also constitute an Event of Default pursuant to the provisions of Article 20 hereof.

6.5  Window Washing.

     Tenant shall not clean, or permit, suffer or allow to be cleaned, any windows in the Premises from the outside in violation of Section 202 of the Labor Law or any other Laws.

7.   SERVICES AND UTILITIES.

7.1  Landlord's Operation Of The Building.

     During the Term, subject to the provisions of this Lease, Landlord shall operate and maintain the Building as a first class office building in accordance with the standards from time to time prevailing for comparable first-class office buildings in midtown Manhattan.

7.2  Landlord's Standard Services.

     Subject to the provisions of this Lease, Landlord shall provide the following services:

          (a) Maintain and make all necessary repairs and replacements to the Common Areas of the Building, all structural elements of the Building and the Building Systems, but excluding those portions of the Premises and the Building required to be repaired or maintained by Tenant pursuant to
     Section 9 of this Lease. There shall be no allowance to Tenant for a diminution of rental value or interruption of business, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs in or to any portion of the Building or Building Systems or the Premises, provided that Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business in the Premises during the performance of any repairs (without incurring overtime or premium labor charges).

          (b) Provide Building standard elevator service on usual business days (but in no event on Saturdays or Sundays), holidays excepted, from 8 A.M. to 6 P.M., and have one elevator on call at all other days and times.

          (c) Operate the central air-conditioning, heating and ventilating system installed by Landlord in the Building during the applicable seasons on usual business days (but in no event on Saturdays or Sundays), holidays excepted, from 8:30 A.M. to 5:30 P.M. Tenant expressly acknowledges that the windows are hermetically sealed and will not open and Landlord makes no representation as to the habitability of the Premises at any time the central ventilating and air conditioning systems are not in operation. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the central air conditioning, heating and ventilating systems, or the suitability of the Premises when same are not in operation or due to normal scheduling or for the reasons set forth in
     Section 7.3. Landlord shall not be liable for the failure of the air conditioning system if such failure results from the occupancy of the Premises by more than an average of one person for each 100 square feet in any separate room or area or if Tenant installs and operates machines, incandescent lighting and appliances the total connected electrical load of which exceeds 5 watts per square foot of usable area in any separate room or area.

          (d) Furnish hot and cold New York City water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purpose, or installation becomes required by Laws or Landlord so elects for the Building generally, Tenant agrees that Tenant shall (or Landlord may at Tenant's cost) install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed (including costs of generating hot water) as measured by said meter or meters or as otherwise measured, including sewer rents, as additional rent within thirty (30) days after bills are rendered.

          (e) Landlord shall provide access to the Building to Tenant seven (7) days per week, twenty-four (24) hours per day, subject to the provisions of this Lease.

7.4  Interruption Of Services.

     Landlord reserves the right to stop the furnishing of any Building services and the service of any of the Building Systems to perform repairs or Alterations which, in Landlord's judgment, shall be necessary or desirable or when necessary by reason of accident or emergency. If any of the Building Systems or services required to be provided by Landlord pursuant to this Section 7 or Section 8 below shall be interrupted, curtailed or stopped, Landlord shall use reasonable efforts with due diligence to resume such service; provided, however, that Landlord shall have no liability whatsoever by reason of any such interruption, curtailment or stoppage of any of such services (whether the same shall be interrupted, curtailed or stopped while Landlord shall be performing any repairs or Alterations or when Landlord shall be prevented from supplying or furnishing the same by reason of Laws, the failure of any public utility or governmental authority serving the Building to supply electricity, water, steam, oil or other fuel, strikes, lockouts, the difficulty of obtaining materials after the use of due diligence, accidents or by any other cause beyond Landlord's reasonable control or for any other reason), including, without limitation, any liability for damages to Tenant's personal property or for interruption of business caused by any such interruption or stoppage, nor shall the same constitute an actual or constructive eviction or entitle Tenant to any abatement or diminution of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease.

7.5  Changes In Laws.

     In the event any governmental entity promulgates or revises any law. or issues mandatory controls relating to the use or conservation of energy, water, light or electricity, or the provision of any other utility or service furnished by Landlord in the Building, Landlord may take any appropriate action to comply with such provision of law or mandatory controls, including the making of alterations to the Building subject, however, to the terms and conditions of this Lease. Neither Landlord's actions nor its failure to act shall entitle Tenant to any damages, abate or suspend Tenant's obligation to pay Base Rent and Additional Rent or constitute or be construed as a constructive or other eviction of Tenant except as otherwise specifically set forth herein.

8.   ELECTRIC AND UTILITY ADJUSTMENT

8.1  Rent Inclusion

     Subject to the provisions of this Section 8, Landlord shall furnish the electricity that Tenant shall reasonably require in the Premises for normal business office purposes on a rent inclusion basis, i.e., there shall be no charge to Tenant for such electricity, such electricity being included in Landlord's services which are covered by the Base Rent reserved hereunder. The foregoing inclusion within Base Rent is based upon (i) normal use of the Premises between the hours of 8:00 A.M. to 5:30 P.M. on Mondays through Fridays (except holidays) with normal lighting and with the operation of appliances and equipment normally used in business offices, and (ii) the electric rate schedule in effect on the date set forth in Section 8.3. The cost of electricity for any and all "Electricity Intensive Equipment" (as such term is defined in the immediately following sentence) which may be located in the Premises is not included within the Base Rent. For the purposes of this Lease, the term: "Electricity Intensive Equipment" shall mean any and all supplementary air conditioning systems, mainframe computers, copying centers, and any other appliances and equipment which consume greater amounts of electricity than the appliances and equipment normally used in business offices as of the date hereof. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electricity, steam or other utilities furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or steam or for any other reason not attributable to Landlord. Tenant shall furnish and install all lighting tubes, lamps, bulbs and ballasts required in the Premises, at Tenant's expense, or shall pay Landlord's charges therefor on demand.

8.2  Electric Usage

     Tenant's use of electricity in the Premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise servicing the Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the electric service in the Building, Tenant shall not, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld provided that the capacity of the conductors, machinery and equipment serving the Premises shall not be exceeded, connect any fixtures, machinery, appliances or equipment, except a usual type and quantity of small office machines and lighting (which exception shall not be construed to include any Electricity Intensive Equipment), to the Building electric distribution system or make any alteration or addition to Tenant's appliances or equipment or the electric system of the Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to undertaking said work, Landlord may require Tenant to furnish Landlord with security satisfactory to Landlord securing payment of the cost of said work. As a further condition to granting such consent, Landlord may require Tenant to agree to an increase in the Base Rent by an amount which will reflect the cost of the additional service to be furnished by Landlord, i.e., the potential additional electricity to be made available to Tenant based upon the estimated additional capacity of any additional risers or other equipment. In the event that Tenant shall add any fixtures, machinery, appliances or equipment (including, without limitation, any Electricity Intensive Equipment), Landlord may also require Tenant to agree to an increase in the Base Rent by an amount which will reflect the increased value to Tenant or cost to Landlord of the electricity to be furnished to Tenant, whichever is greater. If Landlord and Tenant cannot agree on any such increase in the Base Rent, such amount shall be determined by an independent electrical engineer or consultant, to be selected by Landlord and paid by Tenant. When the amount of such increase is so determined, the parties shall execute an agreement supplementary hereto, to reflect such increase in the amount of Base Rent stated in Section 1.1, effective from the date such additional service is made available to Tenant or from the date of the increase of such usage, as determined by such electrical consultant or engineer; but such increase shall be effective from such date even if such supplementary agreement is not executed.

8.3  Utility Rates

          8.3.1 If the public utility rate schedule for the supply of electric current to the Building shall be increased subsequent to the Electric Inclusion Date set forth in Section 1.1 (or subsequent thereto but retroactive to prior dates) or if there shall be an increase in the fuel adjustment or taxes or if additional taxes, surcharges, energy charges, or charges of any kind shall be imposed upon the sale or furnishing of such electricity, the portion of the Base Rent in the amount equal to the difference between the Base Rent and the Base Rent Exclusive of Electricity shall be increased to reflect the same percentage increase in said rate schedule, fuel adjustment, tax, surcharge or charges, as the case may be, or the additional cost to Landlord of the services being furnished based upon said increases, whichever is greater. The amounts of such increases shall be determined by an independent electrical engineer or consultant selected by Landlord, which determination shall be binding on Tenant. When the amount of any such increase shall be determined, the parties shall, upon the request of the other, execute an agreement supplementary hereto to reflect such adjustments in the amount of the Base Rent stated in this Lease, effective from the date of such increase in Landlord's cost of furnishing electricity; but such increases shall be effective from such date whether or not such a supplementary agreement is executed.

          8.3.2. If at any time during the Term, the rates, fuel adjustments, taxes, surcharges, energy charges or charges of any other kind imposed by or through the utility furnishing the same (collectively, the "Costs") for obtaining "Building Steam" and/or "Building Light and Power", as hereinafter defined, shall by reason of increases therein or additions thereto be in excess of the Costs of obtaining Building Steam or Building Light and Power, respectively, for the Base Utility Year, Tenant shall pay to Landlord annually, as additional rent, an amount equal to Tenant's Share of such respective increases in Costs. For the purposes of this Section 8.3.2, and so that seasonal and other variable fluctuations in actual usage can be disregarded, it is agreed that "Building Steam" shall be deemed to mean the fixed amount of 75,916 of steam, and "Building Light and Power" (which is exclusive of electricity used directly by tenants) shall be deemed to mean the fixed amount of 5,832,944 KWH of electricity. If Landlord shall use a substitute fuel in place of steam, Landlord may thereafter substitute such fuel for Building Steam hereunder, and shall compute the fixed base therefor at a reasonable estimate of one year's consumption, for the years following the substitution (in addition to steam increases theretofore computed).

8.4  Electrical Surveys.

          8.4.1 Landlord shall also have the right from time to time to have an independent electrical engineer or consultant selected by Landlord survey the electricity consumed by Tenant in the Premises, and if such electrical engineer or consultant determines that the cost to Landlord or value to Tenant of electricity furnished to Tenant annually exceeds the difference between the Base Rent and the Base Rent Exclusive of Electricity, as set forth in Section 1.1, the Base Rent shall be increased to an amount equal to (i) the Base Rent Exclusive of Electricity, plus (ii) the value to Tenant or cost to Landlord, whichever is more, of the electricity furnished to Tenant hereunder based upon the findings of said electrical engineer or consultant. The cost of said survey shall be paid by Landlord. The findings of such electrical engineer or consultant shall be binding and conclusive on Tenant. When the amount of any such increase shall be determined, the parties shall, upon the request of the other, execute an agreement supplementary hereto to reflect such increase in the amount of the Base Rent stated in this Lease, effective from the date of such increased usage; but such increases shall be effective from such date whether or not such a supplementary agreement is executed.

          8.4.2 Notwithstanding anything to the contrary contained in this
     Section 8.4, if Tenant shall dispute the result of any survey conducted by an independent electrical engineer or consultant selected by Landlord ("Landlord's Survey"), Tenant shall have the right, for a period of thirty
     (30) days following Tenant's receipt of the results of Landlord's Survey, to have Tenant's own electrical engineer or consultant conduct a survey of the electric consumption in the Premises ("Tenant's Survey") and deliver the same to Landlord. The cost of Tenant's Survey shall be paid by Tenant. If the results of Tenant's Survey indicate a variation of less than ten (10(degree)0) percent from the results of Landlord's Survey, Landlord's Survey shall be binding and conclusive on both parties. In the event that the results of Tenant's Survey indicate a variation of ten (10%) percent or more from the results of Landlord's Survey and such dispute cannot be resolved by Landlord's and Tenant's consultants within thirty (30) days, such dispute shall be resolved by a third electrical engineer or consultant, who shall be selected by the two electrical engineers or consultants who shall have already made such surveys and whose fees shall be paid for equally by Tenant and Landlord. The determination of the third electrical engineer or consultant shall be binding on Landlord and Tenant.

8.5  Discontinuance Of Service.

     Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises at any time upon not less than thirty (30) days notice to Tenant but in any event sufficiently in advance to enable Tenant, acting with reasonable due diligence, to arrange for electric service directly from the public utility company furnishing electric service to the Building. If Landlord shall exercise such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electricity to Tenant and the Base Rent payable under this Lease shall be reduced to the amount set forth as the Base Rent Exclusive of Electricity in Section 1.1. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electricity directly from the public utility company furnishing electric service to the Building. Such electricity may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity directly from %such public utility company shall be installed and maintained by Tenant at its expense. Such discontinuance shall not be deemed a lessening or diminution of services within the meaning of any present or future Laws or Ordinances.

8.6  Use In Premises

     Tenant covenants and agrees that at no time will the connected electrical load in the Premises exceed five (5) watts per square foot of usable area contained in the Premises.

8.7  Change In Laws.

     If the public utility furnishing electricity to the Building, or any Laws and Ordinances, shall institute or require a change in the manner in which electricity is to be furnished or paid for, and such change reasonably necessitates an appropriate modification of this Section 8, Tenant agrees to execute such modification, provided, however, that in no event shall the Base Rent or Base Rent Exclusive of Electricity be reduced to an amount below the amounts thereof stated in Section 1.1 of this Lease. Tenant agrees to fully and timely comply with all rules and regulations of the public utility applicable to Tenant or the Premises.

8.8  Payments.

     Any payments due under this Section 8 for less than a calendar year at the commencement or end of the Term shall be equitably prorated. If any taxes are or shall be imposed upon Landlord's furnishing of electricity, Tenant shall reimburse Landlord therefor upon demand.

8.9  Submeters.

     In Landlord's sole discretion and notwithstanding anything to the contrary contained in this Lease, Landlord may elect to install one or more submeters to measure Tenant's electricity consumption, and, from and after the date such submeter(s) shall be installed and shall be operational, Tenant shall pay to Landlord, as additional rent and within ten (10) days following rendition of a bill therefor, an amount equal to the product of a charge for Tenant's electric consumption at Landlord's cost for furnishing the same, multiplied by one hundred five (105%) percent. If Landlord shall make the aforesaid election under this Section 8.9, then, from and after the date of installation and operation of such submeters, the Base Rent payable under this Lease shall be reduced to the amount set forth as the Base Rent Exclusive of Electricity in Section 1.1(h).

8.10 Statements.

     Landlord's failure to render any statement under the provisions of this
     Section 8 shall not prejudice Landlord's right to render such statement at any time thereafter or to render a statement under this Section 8 for prior or subsequent periods. The obligations of Tenant with respect to any payment required to be made pursuant to the provisions of this Section 8 shall survive the expiration or sooner termination of the Term.

9.   REPAIRS AND MAINTENANCE OF PREMISES; ACCESS TO PREMISES BY LANDLORD.

9.1  Repairs By Tenant.

     Subject to the terms of Sections 13 and 15, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs in accordance with said Sections, Tenant shall, at Tenant's sole expense, at all times during the Term, maintain in good order and repair and in compliance with all applicable Laws, the Premises and all fixtures, glass, appurtenances and equipment therein, including, without limitation, promptly and adequately repairing, restoring and/or replacing all portions that are damaged or broken, including, without limitation, the entire distribution system for all of the Building Systems that serve the Premises up to the point at which such distribution system connects to the Building System, i.e., (i) Tenant's entire air' distribution ceiling duct system to the point at which the same connects to the main distribution duct for the Premises located in the core area of the Building (but not the perimeter heating/cooling units located around the perimeter of the Premises, which units shall be repaired by Landlord except to the extent to which the same are damaged by Tenant), (ii) Tenant's entire electrical system to the panel box that services the Premises, (iii) all water and waste lines and fixtures to the point at which the same connect to the vertical pipes and wet columns located in the core of the Building, (iv) the portion of the "Class E" fire safety system within the Premises and (v) any and all supplemental and other systems located in and/or exclusively serving the Premises, whether or not such repairs pertain to improvements in the Premises furnished or installed by Landlord, but excluding the core Building Systems, rough floor, rough ceiling, exterior walls and load bearing columns in the Premises, whether such repairs, replacements or restorations shall be foreseen or unforeseen, ordinary or extraordinary. Tenant shall also repair, restore and/or replace all damage and injury to the Premises (including, without limitation, any portion of the Building Systems therein) or to any portion of the Building or the Building Systems outside of the Premises (including, without limitation, the rough floor, the rough ceiling, exterior walls and load bearing columns and other structural elements) caused by or arising from any acts or omissions of Tenant or Tenant's agents, contractors or employees. All repairs and other work performed by Tenant or Tenant's contractors (which shall be subject to Landlord's approval) shall (i) be performed in compliance with all of the provisions of Section 10 of this Lease, (ii) be performed in a first-class workmanlike manner using only grades of materials at least equal in quality to Building standard materials and (iii) comply with all insurance requirements and all applicable Laws.

9.2  Failure To Maintain Premises; Landlord's Right To Cure.

     If Tenant shall fail to perform any of its obligations under Section 9.1, then Landlord may, upon not less than ten (10) days' prior notice to Tenant (except in case of actual or suspected emergency, in which case no notice shall be required) perform such obligations and Tenant shall pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within ten (10) days after demand from Landlord.

9.3  Landlord's Right To Perform Repairs To Building Systems.

     In any case in which Tenant shall be required or shall desire to make any repairs or perform any Alterations or other work pursuant to this Article or Articles 6 or 10 and such repairs, Alterations or other work shall affect the Building Systems or areas outside of the Premises, Landlord may, in Landlord's discretion, elect to make such repairs or to perform such Alterations or other work for and on behalf of Tenant, but at Tenant's sole cost and expense. In such event, Tenant shall reimburse Landlord, as Rent, for the reasonable cost incurred by Landlord to perform such repairs and/or Alterations or other work in accordance with the standards of first class office buildings in midtown Manhattan, within ten (10) days after Landlord shall furnish a statement to Tenant of the amount thereof.

9.4  Access To Premises By Landlord.

          9.4.1 Tenant shall permit Landlord and Landlord's agents, representatives, contractors and employees and public utilities servicing the Building to enter the Premises at all reasonable times upon reasonable prior notice (except in case of actual or suspected emergency in which event no notice shall be required), which notice may be oral, whether or not Tenant shall be present, for any of the following purposes: (i) to examine or inspect the Premises, (ii) to show the Premises to existing or prospective mortgagees, lenders or ground lessors or to prospective purchasers, (iii) to comply with any Laws or the requirements of any insurance policies or Encumbrance affecting the Building, (iv) to perform any Alterations, repairs, improvements, additions, replacements or restorations which Landlord shall deem necessary or desirable, (v) to comply with any of Landlord's obligations under this Lease, (vi) to exercise any right or remedy of Landlord under this Lease, including, without limitation, Landlord's rights to cure any default of Tenant under this Lease (provided that any notice of default Landlord shall give to Tenant shall also serve as any prior notice required to be given under this Section 9.2.1 and no further notice of Landlord's entry under this Section shall be required) and (vii) during the last eighteen (18) months of the Term, to show the Premises to prospective tenants. Landlord shall have the right to take any materials and equipment into the Premises that may be required while any repairs, restorations, improvements, replacements, additions or Alterations are being performed and such performance shall not constitute an actual or constructive eviction in whole or in part or entitle Tenant to any abatement of the Rent payable under this Lease (except as otherwise expressly provided in Section 13) or other compensation for interruption to or loss of business or subject Landlord to any other liability. Landlord shall use reasonable efforts to minimize interference in the normal conduct of Tenant's business during any such entry by Landlord, provided that Landlord shall not be obligated to employ labor at overtime or premium pay rates. If Tenant shall not be present when any entry into the Premises shall be necessary or desirable, Landlord and Landlord's agents, representatives, contractors or employees may enter the Premises without rendering Landlord or such parties liable, provided that such parties shall use reasonable care under the circumstances to avoid damage to Tenant's property and Alterations.

          9.4.2 Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but by this provision any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official permitted to such access has any right to such access or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

          9.4.3. Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, Alterations or other work in, to or about the Premises which, in the first instance, is the obligation of Tenant pursuant to this Lease, shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.


9.5  Notice Of Damage.

     Tenant shall notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts of appurtenances of the Building's sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises.

9.6  Janitorial Services.

     Except as set forth in Section 7 above, Tenant shall, at Tenant's expense, keep the Premises clean and in order, to the reasonable satisfaction of Landlord, and for that purpose shall use its own employees or employ a person, firm or corporation who or which shall be subject to the prior written approval of Landlord. In order to insure effective security in the Building, Tenant acknowledges the reasonableness of Landlord, at its option, to designate a party to be so employed by Tenant and to act as maintenance and cleaning contractor for any waxing, polishing, lamp replacement, cleaning and maintenance work in the Premises, so long as such party is a reputable person, firm or corporation that charges no more than the rates in effect for comparable services in similar type buildings. Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to perform any such work or furnish any of such services without Landlord's prior written approval or not so designated by Landlord.

9.7  Energy Conservation.

     Tenant agrees to abide by all requirements which Landlord may reasonably prescribe for the proper protection and functioning of the Building Systems and the furnishing of the Building services. Tenant agrees to keep all windows closed white- the air-conditioning, heating and ventilating system is in operation. Tenant further agrees to cooperate with Landlord in any energy conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or any Laws.

10.  ALTERATIONS.

10.1 Alterations By Tenant.

          10.1.1 Subject to the provisions of this Section 10 and to other applicable provisions of this Lease, Tenant may from time to time, at Tenant's expense, perform Alterations in and to the Premises to better adapt the same to its business, provided that any such Alteration shall (a) not alter the exterior of the Building in any way or affect the exterior appearance of the Building; (b) not be structural or exceed or adversely affect the capacity, maintenance, operating cost or integrity of the Building's structure or any of its components, including, without limitation, the Building Systems; (c) not affect the certificate of occupancy for the Building or necessitate the performance of any work by Landlord in the Building; (d) comply with all applicable Laws (including the Americans with Disabilities Act of 1990, NYC Local Laws No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as amended from time to time, and all Laws then in effect relating to asbestos) and all orders, rules and regulations of Insurance Boards; (e) be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld or unduly delayed with respect to non-structural Alterations to be performed entirely within the Premises; (f) not violate any agreement (including, without limitation, any Encumbrance) which affects the Building or binds Landlord; and (g) not be subject to any lien, encumbrance, chattel mortgage, security interest, charge of any kind whatsoever, or any conditional sale or other similar or dissimilar title retention agreement. Notwithstanding anything to the contrary contained in this Section 10.1, subject to Tenant's compliance with all of the terms and provisions of this Section 10, Tenant shall not be required to obtain Landlord's consent to Alterations which Tenant shall desire to make in the Premises, provided that the same are: (1) located entirely within the Premises, (ii) non-structural, (iii) do not require the issuance of a building notice or building permit from the New York City Department of Buildings, (iv) do not affect the structure, exterior or common areas of the Building or the Building Systems, (v) are at least equal in quality to the original construction of the Building or the current Building standards, (vi) violate, create a condition which violates, or require Landlord to perform any work or incur any expense to ensure compliance with any Laws and (vii) do not cost in excess of $50,000, in the aggregate, over a twelve (12) month period, but Tenant shall nonetheless be required to give Landlord at least ten (10) business days' notice prior to the performance of such Alterations.

          10.1.2 All Alterations shall be performed subject to and in compliance with all of the following terms and conditions:

          (a) Tenant shall not commence the performance of any Alteration until Tenant shall have obtained Landlord's prior written approval of detailed plans and specifications for such Alteration ("Tenant's Plans"), which approval shall not be unreasonably withheld or unduly delayed with respect to any Alteration as to which Landlord may not unreasonably withhold Landlord's consent. Tenant's Plans shall be prepared by a professional architect or engineer licensed to practice in the State of New York and shall be in form, content and detail sufficient (x) to secure all required governmental permits and approvals, (y) for a contractor to perform all work shown thereon and covered thereby and (z) sufficient to determine (i) whether such Alteration complies with all Laws, (ii) whether such Alteration is to be performed using materials at least equal to Building standard and (iii) the effect such Alteration shall have on the structural components of the Building, including the Building Systems, and the operation and maintenance of the Building. Landlord shall use reasonable efforts to notify Tenant whether Landlord approves, disapproves or requires additional details or information with respect to any complete set of Tenant's Plans submitted by Tenant to Landlord in compliance with provisions of this Section 10.1.2(a) within twenty (20) business days after Tenant shall have submitted the same to Landlord, except that with respect to any Tenant's Plans for Tenant's Initial Work (as such term is defined in Exhibit B annexed hereto) which Tenant shall perform to prepare the Premises for Tenant's initial occupancy, Landlord shall use reasonable efforts to notify Tenant as aforesaid within ten (10) business days after Tenant shall have submitted a complete set of such Tenant's Plans to Landlord.

          (b) All Alterations shall be performed in compliance with all applicable Laws. Without limiting the generality of the foregoing, Tenant shall not commence to perform any Alteration until Tenant shall have obtained and delivered to Landlord originals or true and complete copies of all permits, authorization, licenses and permits required to be obtained by applicable Laws prior to the performance of any Alteration. Tenant shall prosecute all Alterations to completion with due diligence and promptly upon completion of all Alterations, Tenant shall obtain all required approvals, permits, and other "sign-offs" from all governmental authorities having jurisdiction and shall deliver copies thereof to Landlord.

          (c) All Alterations shall be performed subject to Landlord's rules and regulations governing the construction of Alterations in the Building and in such manner and at such times as Landlord may reasonably designate.

          (d) In order to maintain and control the quality and standards of workmanship of the Building, Tenant shall only utilize contractors and subcontractors who shall have been approved in writing by Landlord to perform alterations in the Building. Landlord shall at all times during the Term maintain a list of not less than three (3) independent, responsible contractors and subcontractors for each trade who shall be acceptable to Landlord, except that Landlord shall have the right to designate only one
     (1) approved contractor for the performance of work on the life safety-systems of the Building and one (1) filing agent. Landlord shall have the right to change the approved contractors set forth on such list at any time and from time to time. Landlord shall also have the right to refuse to grant access to the Building and the Premises to any contractor or subcontractor not approved by Landlord.

          (e) Tenant shall maintain, and shall cause all persons performing any Alterations or other work in the Building on behalf of Tenant to maintain, worker's compensation insurance, and commercial general liability insurance (including, without limitation, completed operations and contractual liability coverages), property damage insurance and such other insurance as Landlord may reasonably require (with Landlord, Landlord's managing agent and such other persons as Landlord shall reasonably designate named as additional insureds), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance shall remain in effect during the entire period in which such Alterations or other work shall be performed. Prior the commencement of every Alteration, Tenant will deliver to Landlord proof of all such insurance.

          (f) Tenant shall perform all Alterations using materials at least equal in quality to the original construction of the Building or Landlord's then current Building standard..

          (g) Tenant will promptly pay, when due, the cost of all Alterations and other work performed by or on behalf of Tenant or any person claiming through or under Tenant, and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

          (h) Upon completion of all Alterations, Tenant, at its expense, will have promptly prepared and submitted to Landlord a reproducible set of the approved Tenant's Plans for such Alterations showing all plan and field changes .

          10.1.3 In the event that Landlord shall submit Tenant's Plans to Landlord's independent architects or engineers for review (in contradistinction to Landlord's in house personnel), Tenant shall pay to Landlord, as Rent, all reasonable out-of-pocket costs incurred by Landlord for such review, within fifteen (15) days after demand. Notwithstanding the foregoing, Landlord agrees that if Tenant shall engage Landlord's approved consulting engineer to prepare Tenant's HVAC, electrical and other mechanical plans and specifications, Tenant shall not be obligated to pay any expenses incurred by Landlord to review such plans and specifications.

          10.1.4 Except with respect to any Alterations performed by Tenant prior to the commencement of the normal conduct of Tenant's business in the Premises to prepare the Premises for Tenant's initial occupancy thereof, Landlord may require Tenant to furnish to Landlord, prior to the commencement of any Alteration which shall have an estimated cost in excess of a sum equal to six (6) monthly installments of Base Rent, a payment and performance bond in form and substance satisfactory to Landlord, obtained at Tenant's expense, in an amount equal to at least 125% to of the estimated cost of such Alteration, guaranteeing to Landlord the prompt completion of and payment for such Alteration within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, security interests, conditional bills of sale and other charges, in accordance with the plans and specifications approved by Landlord.

          10.1.5 All Alterations, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon installation and shall be surrendered to Landlord upon the expiration or earlier termination of the Term, in good condition, ordinary wear and tear excepted, except that Tenant shall remove, at or prior to the expiration or earlier termination of the Term, all Specialty Alterations (hereafter defined). If Tenant shall be required to remove any Alterations, then upon such removal, Tenant shall restore the affected portion of the Premises to the condition existing prior to the installation of such Alteration. For purposes of this Section, "Specialty Alterations" shall mean any and all vaults, cooking kitchens, subflooring structures and raised flooring systems, structural reinforcements, auditoria, dumbwaiters, mainframe computer centers, copying centers, libraries, internal staircases, private lavatories, medical facilities, and any other Alterations which are not customary for build-outs of tenants of first class office buildings in midtown Manhattan generally and are unusually expensive to demolish or remove.

          10.1.6 Tenant shall not at any time, either directly or indirectly, use any contractors or labor or materials in the Premises if the use of same would create any difficulty with other contractors or labor engaged by Tenant or

     Landlord or others in the construction, maintenance or operation of the Building or any part thereof.

          10.1.7 Landlord's review, supervision, commenting on or approval of any Alteration or aspect of work to be performed by or for Tenant (whether pursuant to this Section 10 or otherwise) shall be solely for Landlord's protection and, except as may otherwise be expressly provided in this Lease, shall create no warranties or duties to Tenant or to third parties.

10.2 Alterations By Landlord.

     Landlord may, without the same constituting an eviction of Tenant and without incurring any liability to Tenant, from time to time (i) make repairs, changes, additions, decorations, improvements and restorations to the Building (including the Premises), Common Areas arid the Building Systems, including, without limitation, those Building Systems necessary to provide the services described in Section 5, (ii) install, erect, use, maintain, repair and replace pipes, ducts, cables and conduits in and through the Premises, provided, however, that Landlord shall, to the extent reasonably practicable conceal or camouflage the same in or along walls, ceilings or columns, (iii) change the arrangement, number and/or location of public entrances, passageways, lobbies, doors, corridors, elevators, stairs, toilets or other public parts of the 5, Building and (iv) impose such controls as Landlord deems necessary with respect to access to the Building by Tenant's guests and visitors, and for such purposes Landlord may enter the Premises in accordance with the provisions of Section 9.3 of this Lease. Subject to Landlord's compliance with requirements of Law, no permanent change, addition or improvement made by Landlord shall (a) materially impair access to the Premises, (b) materially reduce the usable area of the Premises, (c) materially and adversely interfere with Tenant's normal use of the Premises for the Use or (d) materially and adversely interfere with the appearance of any approved Alterations Tenant shall have installed in the Premises. Nothing contained in this Section 10.2 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant under this Lease to make any repair, replacement or improvement or comply with any Laws.

11.  LIENS.

          11.1 Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant or any person claiming through Tenant for the Premises, the nonpayment of which could result in any lien against the Land, Building or Premises. Tenant will keep title to the Land, Building and Premises free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be released and removed of record by bonding or otherwise within thirty (30) days after the notice of the filing of such lien shall have been given to Tenant (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released of record.

          11.2 Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of labor or materials for the specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any material that would give rise to the filing of any liens against the Land, Building, Premises or any part thereof. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant or any subtenant, or for any material furnished or to be furnished at the Premises for Tenant or any subtenant upon credit, and that no mechanic's or other lien for such work or material shall attach to or affect the estate or interest of Landlord in and to the Land, Building or Premises. Landlord shall have the right to post and keep posted on the Premises any notices which Landlord reasonably may be required to post for the protection of Landlord the Land, Building and/or the Premises from any lien.

12.  INSURANCE.

12.1 Landlord's Insurance.

     During the Term, Landlord shall provide and keep in force the following insurance:

          (a) commercial general liability insurance relating to Landlord's operation of the Building, for personal and bodily injury and death, and damage to others' property; and

          (b) fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) relating to the Land and Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files, inventory, stock-in-trade and work products and all leasehold improvements and Alterations in the Premises); and

          (c) loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords of comparable buildings; and

          (d) such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Building mortgagee requires.

     Insurance effected by Landlord under this Section 12.1 will be in amounts which Landlord from time to time reasonably determines sufficient as being customarily carried by owners of comparable office buildings in midtown Manhattan or any Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; will, in the case of insurance under Sections 12.1 (b), (c) and (d), permit the release of Tenant from certain liability under Section 14.1 (as long as such permission can be obtained without material additional cost and without rendering void the protection afforded by the policy); and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient. Tenant acknowledges that Landlord's loss of rental income insurance policy provides that payments by the insurer may be limited to a period of one year following the date of any damage or destruction and that no insurance proceeds will be payable in the case of damage or destruction caused by an occurrence not included in the policies described in Sections 12.1(b), (c) and (d).

12.2 Tenant's Insurance.

          12.2.1. During the Term, Tenant shall provide and keep in force the following insurance:

          (a) commercial general liability insurance relating to Tenant's business carried on, in or from the Premises and Tenant's use and occupancy of the Premises, insuring against loss due to personal or bodily injury or death and damage to property (including, without limitation, contractual liability insurance), with limits of not less than the Liability Insurance Amount for any one accident or occurrence; and

          (b) all risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) insuring Tenant's fixtures, furnishings, equipment, documents, files, work products, inventory, stock-in-trade and all leasehold improvements and Alterations in the Premises on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a co-insurer and subject only to such deductibles and exclusions as Landlord may reasonably approve; and

          (c) if any boiler or machinery is operated in the Premises, boiler and machinery insurance.

          12.2.2 Landlord, Landlord's managing agent, the holder of any Encumbrance and such additional parties as Landlord shall reasonably designate shall be named as additional insureds in the policy described in
     Section 12.2.1(a). All of the insurance policies required to be maintained by Tenant under this Section 12 shall (a) include cross liability and severability of interests clauses, (b) be written on an "occurrence" (and not a "claims made") form and (c) provide that Tenant's insurance shall be primary and not contributing to or with or be in excess of any other insurance maintained by Landlord or any other additional insured. Landlord and the holder of any Encumbrance shall be named as a loss payee, as its interest may appear, in the policies described in Sections 12.2.1 (b) and
     (c), and such policies shall comply with the provisions of Section 14.1 below. Tenant's insurance policies shall otherwise be upon such other terms and conditions as Landlord from time to time reasonably requires and shall be issued by insurance companies reasonably satisfactory to Landlord and which are licensed to do business in the State of New York. Tenant shall furnish to Landlord, on or before the Commencement Date and at least 30 days before the expiration date of any expiring policy, either copies of current policies or certificates evidencing such policies, or such other proofs as may be reasonably required to establish Tenant's insurance coverage in effect from time to time and the payment of all premiums thereon. If Tenant shall fail to maintain any required insurance or pay any premiums thereon, or to furnish satisfactory proof of such insurance to Landlord as required, Landlord may, upon not less than 24-hours' notice, effect such insurance coverage and recover from Tenant on demand any premiums paid by Landlord.

          12.2.3 Whenever, in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional or different types of insurance coverage, Tenant shall, upon Landlord's request, promptly obtain such insurance coverage, at Tenant's expense, provided that Landlord shall then require such insurance coverage from a majority of tenants in the Building.

13.  DAMAGE OR DESTRUCTION.

13.1 Termination Options.

          13.1.1 If the Premises or any other portion of the Building necessary for Tenant's occupancy of the Premises shall be damaged by fire or other casualty, Landlord shall, promptly after learning of such damage, notify Tenant in writing of the time necessary to demolish all damaged portions of the Premises and repair or restore the Premises and such portions of the Building as are necessary for Tenant's occupancy of the Premises as nearly as practicable to the condition existing prior to such fire or other casualty, excluding the repair and restoration of any and all leasehold improvements, Alterations, trade fixtures, furnishings, equipment and personal property of Tenant in the Premises (such demolition, repair and restoration work being hereinafter referred to as "Landlord's Restoration Work"), as estimated by a reputable architect, engineer or contractor selected by Landlord (the "Estimate").

          13.1.2 If the Estimate shall state that Landlord's Restoration Work cannot be completed within one (1) year from the date of such damage (or within 60 days from the date of such damage if such damage shall have occurred within the last 12 months of the Term), then Tenant shall have the option to terminate this Lease by giving Landlord notice thereof within ten
     (10) days after Landlord shall have given Tenant the Estimate.

          13.1.3 If all or any part of the Premises or the Building is damaged or destroyed by fire or other casualty, and (a) the Building is so damaged (whether or not the Premises shall have been damaged) that Landlord shall elect not to restore or repair such damage to the Building, or (b) such damage is not insured against by the insurance policies required to be maintained' by Landlord according to Section 12.1, or (c) the Estimate shall state that Landlord's Restoration Work cannot be completed within one
     (I) year after the date of such damage, or (d) such damage shall have occurred within the last twelve (12) months of the Term and the Estimate shall state that the repair or restoration of the damage to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within sixty (60) days from the date of such damage, then, in any of such events, Landlord shall have the right, at its option, to terminate this Lease by giving notice thereof to Tenant within ninety
     (90) days after the date on which such fire or other casualty shall have occurred.

          13.1.3 If either party shall exercise its option to terminate this Lease pursuant to the provisions of this Section 13.1, the Term shall expire and this Lease will terminate thirty (30) days after Landlord or Tenant, as the case may be, shall have given the other party such notice of termination, as if such date were the Expiration Date (provided, however, that Rent payable for the period commencing on the date of such damage and ending on the date on which this Lease shall terminate shall be subject to any abatement provided for in Section 13.3 below) and Landlord shall be entitled to all proceeds of the insurance policy described in Section 12.2(b) applicable to any damaged leasehold improvements or Alterations in the Premises.

13.2 Repair Obligations.

     If the Premises or the Building are damaged by fire or other casualty and neither party shall terminate this Lease pursuant to the provisions of
     Section 13.1, then Landlord shall promptly commence and diligently prosecute Landlord's Restoration Work out of the net proceeds of insurance received by Landlord, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. Landlord shall have no liability to Tenant, including any liability for inconvenience or annoyance or injury to the business of Tenant, resulting in any way from damage from fire or other casualty or the repair thereof. Tenant shall not be entitled to terminate this Lease if any required repairs or restoration are not in fact completed within the time period set forth in the Estimate, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion, subject to the provisions of this Section 13. In no event will Landlord be obligated to repair, restore or replace any of the improvements, Alterations, fixtures, furnishings, equipment or personal property required to be insured by Tenant according to Section 12.2; Tenant agrees to repair, restore or replace such improvements, Alterations, fixtures, furnishings, equipment and personal property as soon as possible after the date of such fire or other casualty, to at least the condition existing prior to its damage, using materials at least equal to Building standard. However, in connection with the performance of Landlord's Restoration Work, Landlord may, at its option, elect to repair and restore the damage, if any, caused to any or all of the leasehold improvements and/or Alterations required to be insured by Tenant according to Section 12.2(b). If Landlord shall make such election, Landlord shall be entitled to all proceeds of the insurance policy described in Section 12 2(b) applicable to the leasehold improvements and Alterations Landlord so elects to repair or restore. Landlord and Tenant shall cooperate with each other. in their respective efforts to collect insurance proceeds.

13.3 Rent Abatement.

     If all of the Premises shall be damaged or destroyed or rendered untenantable by any fire or other casualty, then the Rent shall abate, and if only a portion of the Premises shall have been damaged or destroyed or rendered untenantable, the Rent shall be reduced by an amount which bears the same ratio to the total amount of Rent otherwise payable under this Lease as the portion of the Premises which shall have been damaged or rendered untenantable bears to the entire Premises, in either case for the period beginning on the date of such damage and ending on (x) the date on which Landlord shall have substantially completed Landlord's Restoration Work in accordance with Section 13.2 or (y) if Landlord shall have elected to repair and restore any leasehold improvements and Alterations in the Premises pursuant to the provisions of
     Section 13.2, the date on which Landlord shall have substantially completed both of Landlord's Restoration Work and such leasehold improvements and Alterations; provided, however, that if Landlord shall not have elected to repair and restore the damage, if any, caused to the leasehold improvements or Alterations required to be insured by Tenant according to Section 12.2(b), then such abatement shall end on the earlier of the date on which
     (i) Tenant shall have substantially completed the repair and restoration of such leasehold improvements and Alterations as .nearly as practicable to the condition existing immediately prior to such fire or other casualty, or
     (ii) the ninetieth (90) day after the date on which Landlord shall have substantially completed Landlord's Restoration Work. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair (other than using labor at overtime or premium pay rates).

13.3 Fire Wardens.

     Tenant shall throughout the Term provide fire wardens and searchers as required under NYC Local Law No. 5. of 1973, as heretofore and/or hereafter amended.

13.4 Express Agreement Regarding Casualty.

     This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

14.  WAIVERS AND INDEMNITIES.

14.1 Mutual Waiver Of Subrogation Rights.

          14.1. Landlord shall cause each property insurance policy carried by Landlord insuring the Building against loss, damage, or destruction by fire or other casualty, and Tenant shall cause each property insurance policy carried by Tenant and insuring the Premises and Tenant's Alterations, leasehold improvements, equipment, furnishings, fixtures and contents against loss, damage, or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy, even though such loss, damage or destruction might have been occasioned by the negligence of Landlord, Tenant or their respective agents, employees, contractors, invitees and/or permitted subtenants or other occupants. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of the rentable square feet in the Area of the Premises to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 14.1 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 14.1, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds. The waiver of subrogation set forth in this Section 14.1 shall extend to the benefit of the agents, Affiliated Parties (as defined in Section 14.2 below) and employees of each party, but only if and to the extent that such waiver can be obtained without additional charge (unless the party to be benefited shall pay such charge). Nothing contained in this Section 14.1 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild. In the event of any permitted sublease or occupancy (by a person other than Tenant) of all or a portion of the Premises, all of Tenant's covenants and obligations set forth in this Section 14.1 shall bind and be fully applicable to the subtenant or occupant (as if such subtenant or occupant were Tenant hereunder) for the benefit of Landlord and Landlord's agents.

14.2 Definition Of Affiliated Parties.

     For purposes of this Section 14, the term "Affiliated Parties" shall mean a party's parent, subsidiaries and affiliated corporations and its and their partners, ventures, members, directors, officers, shareholders, agents, servants and employees.

14.3 Tenant's Waivers.

     Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord, its Affiliated Parties and the holder of any Encumbrance will not be liable or in any way responsible for, and Tenant waives all claims against Landlord, its Affiliated Parties and the holder of any Encumbrance for any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work. Tenant's waivers under this Section 14.3 will survive the expiration or early termination of the Term.

14.3 Indemnity.

          14.3.1 Subject to Section 14:1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Tenant shall defend, indemnify and hold Landlord, Landlord's managing agent, the holder of any Encumbrance and their respective partners (disclosed and undisclosed), principals, members, directors, officers, shareholders, agents, servants and employees (any or all of the foregoing hereinafter referred to as the "Indemnified Parties") harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees, disbursements and court costs) due to or arising out of (a) any accident, injury or damage occurring on or about the Premises (including, without limitation, accidents, injury or damage resulting in injury to persons, death, property damage or theft) during the Term or during any period of time prior to or after the Term that Tenant or anyone claiming through Tenant shall have been in possession of the Premises; (b) any act, omission or negligence of Tenant or any one claiming through or under Tenant and any of their agents, contractors, employees, servants, licensees or visitors; (c) any accident, injury or damage whatsoever caused to any person or to the property of any person outside of the Premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence of Tenant or any one claiming through or under Tenant or of any of their respective contractors, licensees, agents, servants, employees, invitees or visitors and (d) any breach, violation or non-performance of any of the terms, covenants or conditions to be observed or performed by Tenant under this Lease. Tenant's obligations under this Section 14.3 shall survive the expiration or earlier termination of the Term.

          14.3.2 If any claim, action or proceeding shall be brought against any of the Indemnified Parties for a matter covered by the indemnity set forth in this Section, Tenant, upon notice from the Indemnified Party, shall defend such claim, action or proceeding by counsel reasonably acceptable to the Indemnified Party, at Tenant's expense. Counsel for Tenant's insurer is hereby approved. Notwithstanding the foregoing, the Indemnified Party may retain its own counsel to assist in the defense of any claim having a potential liability in excess of $1,000,000, and Tenant shall pay the reasonable fees of such attorneys. No such claim, action or proceeding shall be settled by Tenant without the consent of Landlord unless such settlement shall be at no cost to Landlord.

15.  CONDEMNATION.

15.1 Full Taking.

     If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the earlier of the date on which the condemning authority takes physical possession of or title to the Building or Premises.

15.2 Partial Taking.

          15.2.1 Landlord's Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

          15.2.2 Tenant's Termination. If over 20% of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant's reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises.

          15.2.3 Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by the condemning authority.

          15.2.4 Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the, extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

15.3 Awards.

     As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for the value of Tenant's trade fixtures or personal property, the cost of moving and other business relocation expenses and damages to Tenant's business incurred as a result of such condemnation provided that the foregoing shall not reduce the award payable to Landlord.

16.  ASSIGNMENT AND SUBLETTING.

16.1 Limitation.

     Without Landlord's prior written consent, Tenant shall not assign (by operation of law or otherwise), mortgage, pledge, encumber or otherwise transfer all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used or occupied by any party other than Tenant and its employees, .

16.2 Notice Of Proposed Transfer; Landlord's Options.

          16.2.1 (a) If Tenant shall desire to (x) sublet all or substantially all of the Premises or (y) assign Tenant's interest in this Lease, Tenant shall submit to Landlord, prior to offering all or any such portion of the Premises for subletting or offering to assign Tenant's interest in this Lease, as the case may be, a notice (the "Notice of Intention") of Tenant's intention to sublet all or a portion of the Premises or assign this Lease, as the case may be, which notice shall set forth (a) the effective date of the proposed assignment, if Tenant shall desire to assign Tenant's interest in this Lease, or (b) the term of the proposed subletting, if Tenant shall desire to sublet all or part of the Premises, and if Tenant desires to sublet a portion of the Premises, a floor plan showing the portion to be sublet.

          (b) (ii) If Tenant shall propose to sublet all or substantially all of the Premises or assign Tenant's interest in this Lease, then Landlord shall have the right-:by notice (the "Termination Notice") given to Tenant within thirty (30) days following Landlord's receipt of the Notice of Intention, to terminate this Lease on a date to be specified in the Termination Notice, which date (the "Termination Date") shall be the later of (i) the effective date of the proposed subletting or assignment, or (ii) the sixtieth (60th) day after the date of the Termination Notice, whereupon the Term of this Lease shall expire on the Termination Date with the same force and effect as if such date were originally provided herein as the Expiration Date of the Term hereof.

          (ii) if Tenant shall propose to sublet a portion of the Premises, then Landlord shall have the right, by notice (the "Elimination Notice") given to Tenant within thirty (30) days following Landlord's receipt of the Notice of Intention, to eliminate such portion of the Premises (the "Eliminated Space") from the Premises for a period (the "Elimination Period") commencing on the later to occur of (i) the effective date of the proposed subletting, or the (ii) sixtieth (60th) day after the date of the Elimination Notice (the "Elimination Date"), and ending on the expiration date of the proposed subletting (the "Elimination Period") and in the event such Elimination Notice shall be given: (1) the Eliminated Space shall be eliminated from the Premises for the Elimination Period; (2) Tenant shall surrender the Eliminated Space to Landlord on or prior to the Elimination Date in the same manner as if said Elimination Date were the Expiration Date; (3) Landlord shall have the right to make any Alterations in the Premises which shall, in Landlord's reasonable judgment, be required to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space (it being agreed that Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises caused by the performance of such Alterations), and if the Premises shall contain any core toilets or any corridors (including any corridors that may have to be constructed by Landlord pursuant to this clause (3)) providing access from the Eliminated Space to the care area, Landlord and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Premises, and shall have the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant; (4) (a) the Base Rent shall be reduced during the Elimination Period by the proportion which the number of rentable square feet contained in the Area of the Eliminated Space (calculated, for the purposes of determining the number of rentable square feet contained in the Eliminated Space, in the same manner in which the number of rentable square feet contained in the Area of the Premises was determined) bears to the number of rentable square feet contained in the Area of the Premises immediately prior to the Elimination Date (the "Elimination Proportion"); and (b) the Additional Rent payable pursuant to
     Section 4 hereof shall be reduced during the Elimination Period by the Elimination Proportion. At the request of Landlord, Tenant shall execute and deliver an instrument or instruments in form reasonably satisfactory to Landlord, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this Section 16.2.1(b); however, neither Landlord's nor Tenant's failure to execute or deliver any such instruments shall vitiate the effect of the foregoing provisions of this Section 162.1(b).

          (c) If, within thirty (30) days following Landlord's receipt of a Notice of Intention, Landlord shall not have exercised the foregoing right to terminate this Lease or eliminate the Eliminated Space, then Landlord's right to so terminate this Lease or eliminate the Eliminated Space pursuant to this Section 16.2 shall be deemed waived, but only with respect to the particular subletting or assignment referred to in such Notice of Intention.

          (d) if Tenant shall not consummate an assignment of this Lease or a subletting of all or such portion of the Premises as shall have been specified in Tenant's Notice of Intention, as the case may be, within one hundred eighty (180) days following Landlord's waiver (or deemed waiver) of the above described termination and elimination rights, Tenant shall not have the right to consummate such assignment or subletting without again complying with all of the provisions of this Section 16.2.

16.3 Consent Not To Be Unreasonably Withheld.

     If Landlord shall not exercise any of its applicable options under Section 16.2, then, provided that Tenant shall not be in default of any of Tenant's obligations under this Lease, Landlord shall not unreasonably withhold or delay its consent to a proposed assignment of this Lease or a proposed subletting of the nature referred to in the Notice of Intention, provided that each of the following conditions shall be satisfied:

          (a) Tenant shall request Landlord's consent to the proposed assignment or subletting in writing and such request shall be accompanied by, as the case may be, (i) a statement setting forth the name and address of the proposed assignee or subtenant and the nature of its business, (ii) the proposed use of the Premises, (iii) financial statements prepared by an independent certified public accountant containing the opinion of such accountant reflecting the proposed assignee's or subtenant's current financial condition and income and expenses for the past two (2) years, or other evidence satisfactory to Landlord of the financial condition of the proposed assignee or subtenant, and a fully executed copy of the proposed assignment (which shall contain an assumption agreement complying with the provisions of Section 16.4 below) or sublease, as the case may be. Tenant shall also deliver to Landlord such other or additional information as Landlord may reasonably request; and

          (b) The proposed subtenant or assignee, in Landlord's reasonable opinion, shall have sufficient financial capacity and business experience to perform its obligations under the proposed sublease or, in the case of an assignment, this Lease; and

          (c) The use of the Premises by the proposed assignee or subtenant will only be for purposes which, in Landlord's reasonable opinion, (i) are lawful, (ii) are limited to the permitted Use of the Premises under this Lease, (iii) are consistent with the general character of business carried on by tenants of a first-class office buildings in midtown Manhattan and with a majority of the tenants of the Building, (iv) do not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building, (v) will not increase the likelihood of damage Or destruction to the Building, (vi) will not cause an increase in insurance premiums for insurance policies applicable to the Building, (vii) will not require new tenant improvements incompatible with the then-existing Building Systems and components and (viii) will not impose any additional burdens or costs on Landlord in the operation of the Building; and

          (d) The proposed assignee or subtenant shall be reputable; and

          (e) The proposed assignee or subtenant, or any person who directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant, at the time Tenant requests Landlord's consent and at the time of the proposed transfer, shall not be a tenant or occupant in the Building, nor a party with whom Landlord is then negotiating or has within the past six (6) months negotiated for the leasing of space in the Building; and

          (f) The form of the proposed assignment or sublease shall comply with the provisions of this Section 16 and shall be reasonably satisfactory to Landlord in form and substance; and

          (g) In addition to all of the foregoing, a sublease of a portion of the Premises shall be subject to all of the following terms and conditions:

          (i) The subleased premises shall be of a shape or configuration such that the area proposed to be subleased and the remainder of the Premises shall, in Landlord's reasonable judgment, constitute commercially marketable separate rental units;

          (ii) The subleased premises shall not be less than 2,000 square feet and shall include at least one exterior window; and

          (iii) There shall not be more than three (3) occupants of the Premises at any time (including Tenant).

16.4 Form Of Transfer.

          16.4.1 All permitted subleases shall be subject to the following provisions, and Landlord's consent to a proposed sublease will not be effective or binding upon Landlord unless and until Tenant shall have delivered to Landlord an original duly executed sublease that shall comply with the following provisions:

          (a) The term of the sublease shall end no later than one (1) day prior to the Expiration Date of this Lease;

          (b) Each sublease shall provide that (i) the sublease shall be subject and subordinate to this Lease and to all matters to which this Lease is or shall be subordinate, (ii) upon any termination of this Lease prior to the date fixed as the Expiration Date, re-entry or repossession of the Premises by Landlord under this Lease or surrender of the Premises with Landlord's written consent, Landlord may, at its option, take over any of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn and agree to be bound to Landlord in accordance with the provisions of this Section 16, it being agreed that Landlord shall nevertheless not be (1) liable for any previous act or omission of Tenant (including any negligence of Tenant) as sublandlord under the sublease, (2) subject to any credit, defense, offset, claim or demand which may have previously accrued to the subtenant against Tenant, (3) bound by any previous modification or amendment of such sublease not consented to by Landlord or by any previous prepayment of more than one (1) month's rent, (4) be obligated to perform any repairs or other work beyond Landlord's obligations under this Lease or (5) liable for the return of any security deposit except to the extent such sums have actually been paid over to Landlord; it being understood and agreed that the provisions of this Section 16.4.1(b) shall be self-operative, and that no further instruments shall be required to give effect to this provision, but that upon the request of Landlord, Tenant shall execute and deliver such instruments to Landlord as Landlord shall reasonably request to confirm the foregoing provisions; and

          (c) Each sublease shall contain a provision requiring the subtenant to comply with the provisions of Section 14.1 of this Lease, which provisions shall be applicable to such subtenant as if such subtenant were the Tenant under this Lease.

          16.4.2 No assignment shall be binding on Landlord, and Landlord's consent to any proposed assignment of this Lease shall not be effective until Tenant shall have delivered to Landlord a duly executed and acknowledged original assignment and assumption agreement which shall contain an assumption by the transferee of all of the terms, covenants, conditions and agreements to be observed or performed by the Tenant under this Lease, in form and substance reasonably satisfactory to Landlord.

16.5 Payments To Landlord.

          16.5.1 If Landlord shall not exercise any of its options under Section
     16.2 and shall give its consent to any sublease of all or part of the Premises, Tenant shall, in consideration therefor, pay to Landlord, as Rent, fifty (50%) percent of the amount by which any and all rents, additional charges or other consideration payable to Tenant by the subtenant under the sublease or any other agreement entered into in connection therewith exceeds the Base Rent and Additional Rent payable under this Lease accruing during the term of the sublease allocable to the subleased space (including all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale of any of Tenant's furniture, fixtures or equipment, the then net unamortized or undepreciated cost of any such fixtures, equipment, furniture, furnishings or other personal property which were provided and installed in the subleased premises at the sole cost and expense of Tenant and for which Landlord has not given an allowance or other credit, determined on the basis of Tenant's federal income tax returns), but after deducting from such rents, additional charges or other consideration any Sublease Transaction Costs (hereafter defined) actually incurred by Tenant. The sums payable under this Section 16.5.1 shall be payable to Landlord as and when the same shall be paid by the subtenant to Tenant. As used in this Section, "Sublease Transaction Costs" shall mean any of the following sums actually incurred by Tenant to consummate such sublease: (i) up to one and one-half brokerage commissions at customary rates, (ii) reasonable attorneys' fees and disbursements, (iii) any reasonable costs incurred by Tenant to separately demise the subleased premises and

     (iv) any reasonable construction costs incurred by Tenant to prepare the subleased premises for subtenant's occupancy thereof.

          16.5.2 If Landlord shall not exercise any of its options under Section
     16.2 above and shall give its consent to any assignment of Tenant's interest in this Lease, Tenant shall, in consideration of such assignment, pay to Landlord, as Rent, fifty (50%) percent of any and all sums and other consideration payable to Tenant by the assignee for or by reason of such assignment (including, but not limited to, all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property less, in the case of the sale of any of-Tenant's furniture, fixtures or equipment, the then net unamortized or undepreciated cost of any such fixtures, equipment, furniture, furnishings or other personal property which were provided and installed in the Premises at the sole cost and expense of Tenant and for which Landlord has not given an allowance or other credit, determined on the basis of Tenant's federal income tax returns), but after deducting from such sums or other consideration any Assignment Transaction Costs (hereafter defined) actually incurred by Tenant. The sums payable under this Section 16.5.2 shall be payable to Landlord as and when the same shall be paid by the assignee to Tenant. As used in this Section, "Assignment Transaction Costs" shall mean any of the following sums actually incurred by Tenant to consummate such assignment: (i) up to one and one-half brokerage commissions at customary rates, (ii) reasonable attorneys' fees and disbursements, and (iii) any reasonable construction costs incurred by Tenant to prepare the Premises for the assignee.

16.6 Change Of Ownership.

          16.6.1 Any transfer of 51% or more of Tenant's assets or of Tenant's stock, membership, partnership or other equity interests (including any transfer by operation of law or by a series of transfers), and any other direct or indirect transfer of interest effecting a change in the identity of the persons exercising effective control of Tenant, shall be deemed an "assignment" of this Lease requiring Landlord's prior written consent, except as otherwise expressly provided in Sections 16.6.2 and 16.7 below. The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded shall not, however, be deemed a "transfer of interest" under this Section 16.6.

          16.6.2 (a) Supplementing the provisions of Section 16.6.1 hereof, Tenant represents that, as of the date of this Lease, all of the issued and outstanding shares of capital stock of Tenant are owned and held, with the power to vote such stock, by [insert shareholders] (individually and collectively, the "Shareholder"). If there shall occur one or more Stock Transfers (as such term is defined in Section (b) of this Section 16.6.2), pursuant to which the Shareholder shall own and hold, or have the power to vote, in the aggregate, less than fifty-one (51%) percent of the total issued and outstanding stock of Tenant (referred to hereinafter as a "Controlling Stock Transfer"), the same shall (subject to the provisions of Section (d) of this Section 16.6.2) be deemed a prohibited assignment of Tenant's interest in this Lease unless Tenant obtains Landlord's prior written consent thereto and otherwise complies with the provisions of this
     Article 16 pertaining to an assignment of Tenant's interest under this Lease.

          (b) The term "Stock Transfer" shall mean and refer to any and all transfers of the ownership of the respective shares of Tenant's voting stock or any portion thereof or any and all transfers of the power to vote such stock or any portion thereof, whether such transfer of stock ownership or power to vote shall be effected by means of sale, assignment, bequest, inheritance, operation of law, issuance of stock, pledge or other encumbrance of stock, or otherwise.

          (c) Tenant shall give Landlord not less than twenty (20) days prior written notice of any intended Stock Transfer which would result in a Controlling Stock Transfer, except that, in the case of an involuntary Stock Transfer, Tenant shall not be deemed to have violated the foregoing notice requirement if Tenant gives Landlord notice of such Stock Transfer with ten (10) days-following the occurrence thereof. As part of the required notice of any such Stock Transfer, Tenant shall include the names of all of the new shareholders of the Tenant corporation (and, if such shareholders shall consist of or include corporate or partnership entities, the names and addresses of all of the shareholders, partners and/or principals thereof), and (ii) the number and the percentage of the Tenant corporation's stock held by each of said new shareholders, all as of the effective date of said Stock Transfer. From and after the effective date of any Controlling Stock Transfer which is consented to by Landlord, the information furnished to Landlord pursuant to clauses (i) and
     (ii) of the immediately preceding sentence shall be deemed, for all purposes under this Lease, to modify the information contained in said clauses.

          (d) Notwithstanding anything to the contrary contained in Section 16.6 of this Lease, the Shareholder(s) shall have the right without having to obtain the consent of Landlord, and without the same constituting an assignment hereunder, to transfer such Shareholder's stock in Tenant to any of the following persons or entities (the Shareholder(s) and each of said persons and entities are hereinafter collectively referred to as the "Transferees"): any of the other Shareholders, the spouse, sibling, issue or parent of any Shareholder or any trust for the benefit of any of such parties, and each of the Transferees shall have the right, upon notice to Landlord but without having to obtain Landlord's consent thereto, and without the same constituting an assignment hereunder, to transfer such Shareholder's stock in the Tenant to any of the other Transferees.

16.7 Permitted Transfers.

          16.7.1 Provided that no Event of Default shall have occurred and remain uncured, Tenant may, upon not less than ten (10) business days' prior notice to Landlord, but without obtaining Landlord's consent, assign this Lease or sublease all or any part of the Premises to an Affiliate of Tenant (as defined in Section 16.7.3 below), for so long as such Affiliate of Tenant shall remain an Affiliate of the Tenant initially named herein, provided that (i) the Affiliate of Tenant shall continue to use the Premises for the Use and for no other use and (ii) Tenant shall deliver a duplicate original duly executed sublease or assignment and assumption agreement evidencing such assignment or sublease to Landlord within ten
     (10) days after the execution thereof, which instrument shall comply with the provisions of Section 16.4 hereof. Notwithstanding any such assignment or subletting, Tenant shall remain fully and primarily liable for the obligations of the Tenant under this Lease. Any assignment or sublease effected in accordance with the provisions of this Section 16.7 shall be subject to all of the provisions of this Section 16

     (including, without limitation, Section 16.4), except that such assignment or sublease shall not be subject to the provisions of Sections 16.2 and
     16.5. If any time following an assignment or subletting to an Affiliate of Tenant, such assignee or subtenant shall cease to be an Affiliate of Tenant, then, (x) in the event of an assignment of this Lease, Tenant shall, at least three (3) days prior to the date such assignee shall cease to be an Affiliate of Tenant, assign this Lease back to the Tenant named herein or to the entity which was the Tenant immediately prior to such assignment to the Affiliate of Tenant and (y) in the event of a sublease of all or any part of the Premises, Tenant shall, within three (3) days prior to the date such subtenant ceases to be an Affiliate of Tenant, terminate such sublease and, in either of said cases, cause the assignee or subtenant, as the case may be, to vacate the Premises.

          16.7.2 Provided that no Event of Default shall have occurred and remain uncured, Tenant may, upon not less than ten (10) business days' prior notice to Landlord, but without obtaining Landlord's consent, assign this Lease to any corporation or other legal entity into or with which Tenant may be merged or consolidated or to which Tenant shall sell all or substantially all of its assets (hereinafter referred to as a "Corporate Succession"), provided that: (i) the transferee shall have acquired all or substantially all of the assets of Tenant and assumed all or substantially all of the liabilities of Tenant and shall have a net worth (computed in accordance with generally accepted accounting principles) equal to or greater than Tenant immediately prior to such transfer (and certified financial statements evidencing the same or other proof thereof in form and substance reasonably satisfactory to Landlord shall have been furnished to Landlord at the time at which Tenant shall give Landlord notice of such proposed transfer), (ii) the transferee shall continue to use the Premises for the Use and for no other use, (iii) the principal purpose of the Corporate Succession shall not be the acquisition of Tenant's interest in this Lease and (iv) the transferee shall have assumed all of the obligations of Tenant under this Lease and a duly executed and acknowledged duplicate original counterpart of such assumption agreement shall have been given to Landlord not later than ten (10) days after the effective date thereof. Any assignment effected in accordance with the provisions of this
     Section 16.7 be subject to all of the provisions of this Section 16 (including, without limitation, Section 16.4), except that such assignment shall not be subject to the provisions of Sections 16.2 and 16.5.

          16.7.3 As used in this Section 16.7, the term "Affiliate of Tenant" shall mean any person, corporation or other entity controlling, controlled by or under common control with, Tenant or in which Tenant shall own at least fifty-one (51%) percent of the voting interests (for purposes of this definition, the word "control" and its related terms, including "controlling," controlled by" and "under common control with," shall mean the possession of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise).

16.8 Effect Of Transfers.

          16.8.1 No subletting or assignment will release Tenant from any of its obligations under this Lease unless Landlord, in Landlord's sole discretion, agrees to the contrary in writing, and, in the event of a permitted assignment or other transfer (other than a sublease), the assignee or transferee shall be deemed to have assumed all of Tenant's obligations under this- Lease and shall be jointly and severally liable with Tenant for all of the obligations of the Tenant under this Lease. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies, against such assignee, subtenant or successor. Any act or omission of an assignee or subtenant or any person claiming under or through any of them that violates this Lease shall be deemed a violation of this Lease by Tenant. If this Lease shall be assigned or if the Premises shall be sublet or occupied by anyone other than Tenant, whether or not in violation of the provisions of this Lease, then Landlord may collect from the assignee or transferee or, after an Event of Default shall have occurred, from the subtenant, and Tenant hereby authorizes and directs such party to pay to Landlord, all rent (whether or not denominated as Base Rent, Additional Rent or otherwise), additional rent and other charges payable pursuant to such instrument, with the net amount so collected applied to the Base Rent, Additional Rent and other charges payable under this Lease, but no such acceptance of rent by Landlord from any person other than Tenant will be deemed a waiver by Landlord of any provision of this Section 16 (including, without limitation, Section 16.2 or 16.3) or an acceptance by Landlord of the assignee, transferee or subtenant as a tenant, or a release of Tenant from the further performance of the covenants and agreements to be performed by Tenant under this Lease.

          16.8.2 The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger and, upon any termination of this Lease prior to the date fixed as the Expiration Date for any reason, or any re-entry or repossession of the Premises by Landlord under this Lease or any surrender of the Premises with Landlord's written consent, Landlord shall have the right, at Landlord's option, to take over all of the right, title and interest of Tenant, as sublessor, in and to any and all subleases or such of them as Landlord shall elect to take over and assume at the time of such recovery of possession or termination. Tenant shall, upon the request of Landlord, execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary to vest in Landlord the then existing subleases and sublettings. If Landlord shall choose to take over any such sublease, such election shall be exercised by notice to all known subtenants in the Premises and such subtenants shall (a) be deemed to have waived any right to surrender possession of the sublease space or to terminate the sublease, (b) be bound to Landlord for the balance of the term of the sublease and (c) attorn directly to Landlord under all of the executory terms of this Lease, except that the rent shall be payable at the rates set forth in the sublease and except that Landlord shall not be (i) liable for any previous act, omission or negligence of Tenant, (ii) subject to any credit, claim, defense or offset which may have previously accred to the subtenant against Tenant, (iii) be bound by any previous modification or amendment of the sublease made without Landlord's prior consent or by any previous prepayment of more than one month's rent, (iv) be obligated to perform any repairs or other work beyond Landlord's obligations under this Lease or (v) liable for the return of any security deposit except to the extent such sums have actually been paid over to Landlord. No further instruments shall be required to give effect to this provision, but upon the request of Landlord, Tenant shall execute and deliver such instruments to Landlord as Landlord shall reasonably request to confirm the foregoing provisions and each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence said attornment.

16.9 Miscellaneous.

          16.9.1 Landlord's consent to an assignment or a sublease shall not constitute Landlord's consent to any other or further assignment of this Lease or to any further subletting of all or part of the Premises by Tenant or anyone claiming through Tenant (or to the assignment of any sublease) and shall not relieve Tenant from obtaining the prior written consent of Landlord to any future assignment or sublease and otherwise complying with all of the provisions of this Section 16, including, without limitation,
     Section 16.2.

          16.9.2 Any modification of a sublease to which Landlord shall have consented shall constitute a new sublease subject to the provisions of this
     Section 16.

          16.9.3 Tenant shall pay to Landlord, as Rent, within fifteen (15) days after demand, all reasonable out-of-pocket costs incurred by Landlord (including reasonable legal fees and disbursements and the costs of making any investigations as to the acceptability of any proposed assignee or subtenant) in connection with a request by Tenant that Landlord consent to any proposed assignment or sublease.

          16.9.4 In the event of any permitted assignment of Tenant's interest in this Lease, the terms, covenants and conditions of this Lease may be changed, altered or modified in any manner whatsoever by Landlord and the assignee without the consent thereto of assignor Tenant, and no such change, alteration or modification shall release assignor Tenant from the performance by it of any of the terms, covenants and conditions on its part to be performed under this Lease.

17.  PERSONAL PROPERTY.

17.1 Removal.

     All personal property, trade fixtures and furnishings installed in the Premises by Tenant at Tenant's cost, other than those affixed to the Premises so that they cannot be removed without damage and other than those replacing an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit or allowance (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any Alterations to the Premises permitted under
     Section 10.1, and (b) will be removed by Tenant at the end of the Term in accordance with Section 3.4. Tenant will promptly repair, at its expense, any damage to the Building resulting from the installation or removal of Tenant's personal property in or from the Premises.

17.2 Responsibility.

     Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes.

18.  ESTOPPEL CERTIFICATES.

     Promptly upon Landlord's request after the Commencement Date, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and from time to time (but on not less than 10 days' prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord, to the best of Tenant's knowledge, or Tenant exists which has not been cured, except as to defaults stated in such certificate; if provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.

19.  TRANSFER OF LANDLORD'S INTEREST; LIMITATIONS ON LANDLORD'S LIABILITY

19.1 Sale, Conveyance And Assignment.

     Nothing in this Lease shall be construed to restrict Landlord's right to sell, convey, assign or otherwise deal with the Building or Landlord's interest under this Lease.

19.2 Effect Of Sale, Conveyance Or Assignment.

     A sale, conveyance or assignment of the Building shall automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant shall look solely to Landlord's transferee for performance of Landlord's obligations under this Lease relating to the period after such effective date, it being understood that from and after the date of such transfer, the term "Landlord" shall only mean the transferee and the covenants and agreements of Landlord shall thereafter be binding upon such transferee.

19.3 Limitations On Landlord's Liability

     Any liability for damages, breach or nonperformance of this Lease by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, shall be collectible only out of Landlord's interest in the Building and no personal liability has been assumed by, or shall at any time be asserted against, Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant.

20.  RULES AND REGULATIONS.

     Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth in Exhibit D and with all reasonable modifications and additions to such Rules and

     Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. If there shall be any conflict between any such modification or addition and any right expressly granted to Tenant under this Lease, the provisions of this Lease shall control. Landlord's enforcement of the Rules and Regulations will be nondiscriminatory, but Landlord will not be responsible to Tenant for failure of any person to comply with the Rules and Regulations.

21.  TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

21.1 Events Of Default

     If any one or more of the following events ("Events of Default") shall occur:

          (a) Tenant shall fail to pay to Landlord the full amount of any Base Rent or Additional Rent, or any other charge payable under this Lease by Tenant to Landlord, on &:-before the date upon which the same shall first become due and such failure shall continue for more than ten (10) days after Landlord shall have given Tenant written notice thereof; or

          (b) Tenant shall do anything or permit anything to be done, whether by action or inaction, in breach of any covenant, agreement, term, provision or condition of this Lease, or any Exhibit annexed hereto, on the part of Tenant to be kept, observed or performed (other than a breach of the character referred to in clause 21.1(a) above), and such breach shall continue and shall not be fully remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, except in connection with a breach which cannot be remedied or cured within said thirty (30) day period, in which event the time of Tenant within which to cure such breach shall be extended for such time (but not in excess of sixty (60) days after Landlord shall have given Tenant such notice) as shall be necessary to cure the same, but only if Tenant, within such initial thirty (30) day period, shall promptly commence and thereafter proceed diligently and continuously to cure such breach, and provided further that such period of time shall not be so extended as to jeopardize the interest of Landlord in the Land and/or the Building or so as to subject Landlord to any liability, civil or criminal); or

          (c) Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term of this Lease would, by operation of law or otherwise, devolve upon or pass to *any person, firm, association or corporation other than Tenant, except as may be expressly authorized herein; or

          (d) Tenant shall desert or abandon the Premises, or the same shall become vacant (whether or not the keys be surrendered, and whether or not the rent be paid, and whether or not improvements, personal property or trade fixtures remain in the Premises), or Tenant shall fail to take possession or move into the Premises within fifteen (15) days after the Commencement Date; or

          (e) If Tenant shall commence or institute any case, proceeding or other action (i) seeking relief on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future Law of any jurisdiction, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for any part of its property; or

          (f) If Tenant shall make a general assignment for the benefit of creditors;

          (g) If any case, proceeding or other action shall be commenced or instituted against Tenant (i) seeking to have an order for relief entered against Tenant as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or
     (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any part of its property, which (x) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, or (y) is not contested, in good faith, by Tenant within 14 days of the date such case, proceeding or other action is instituted (or such shorter time period as may be prescribed by local bankruptcy rule, the bankruptcy court or other applicable law) or (z) remains undismissed for a period of 90 days; then, upon the occurrence of any of said events, Landlord may at any time thereafter give to Tenant a notice of termination of the Term of this Lease setting forth a termination date three (3) days from the date of the giving of such notice, and, upon the giving of such notice, this Lease and the term and estate hereby granted (whether or not the Term shall theretofore have commenced) shall expire and terminate upon the expiration of said three (3) days with the same effect as if that day were the date hereinbefore set for the expiration of the Term of this Lease, but Tenant shall remain liable for damages as provided in Section 21.3 below.

21.2 Landlord's Remedies

          21.2.1 If an Event of Default shall have occurred, Landlord and/or Landlord's agents and servants, whether or not the Term of this Lease shall have been terminated pursuant to Section 21.1, may, without notice to Tenant, immediately or at any time thereafter reenter into or upon the Premises or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, to the extent legally permitted, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons or property therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "reenter" "reentry" and "reentered" as used in this Lease are not restricted to their technical legal meanings. In the event of any termination of this Lease under the provisions of Section 21.1, or in the event that Landlord shall reenter the Premises under the provisions of
     Section 21.2, or in the event of the termination of this Lease (or of reentry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall thereupon pay to Landlord the Base Rent, Additional Rent and any other charges payable hereunder by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, plus the expenses incurred or paid by Landlord in terminating this Lease or of reentering the Premises and securing possession thereof, including reasonable attorneys' fees and costs of removal and storage of Tenant's property, and Tenant shall also pay to Landlord damages as provided in
     Section 21.3 below.

          21.2.2. In the event of the reentry into the Premises by Landlord under the provisions of this Section 21.2, and if this Lease shall not be terminated, Landlord may (but shall have absolutely no obligation to do so), not in Landlord's own name, but as agent for Tenant, relet the whole or any part of the Premises for any period equal to or greater or less than the remainder of the original term of this Lease, for any sum which Landlord may deem suitable, including rent concessions, and for any use and purpose which Landlord may deem appropriate. Such reletting may include any improvements, personalty and trade fixtures remaining in the Premises.

          21.2.3 In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction.

          21.2.4. In the event of (i) the termination of this Lease under the provisions of this Section 21, or (ii) the reentry of the Premises by Landlord under the provisions of this Section 21.2, or (iii) the termination of this Lease (or reentry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security deposit or otherwise, but such monies shall be credited by Landlord against any Base Rent, Additional Rent or any other charge due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Section 21.3 or pursuant to law.

          21.2.5 The specified remedies to which Landlord may resort under this Lease are cumulative and concurrent and are not intended to be exclusive of each other or of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed under this Lease or at law or in equity as if specific remedies were not herein provided for, and the exercise by Landlord of any one or more of the remedies allowed under this Lease or in law or in equity shall not preclude the simultaneous or later exercise by the Landlord of any or all other remedies allowed under this Lease or in law or in equity.

21.3 Damages

          21.3.1 In the event of any termination of this Lease under the provisions hereof or under any summary dispossess or other proceeding or action or any provision of law, or in the event that Landlord shall reenter the Premises under the provisions of this Lease, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

          (a) a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate of the installments of Base Rent and the Additional Rent (if any) which would have been payable hereunder by Tenant, had this Lease not so terminated or had Landlord not reentered the Premises, for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the date set forth initially for the expiration of the full term of this Lease pursuant to Sections 1 and 2, over (ii) the aggregate rental value of the Premises for the same period (the amounts of each of clauses (i) and (ii) being first discounted to present value at an annual rate of six (6%) percent); or

          (b) sums equal to the aggregate of the installments of Base Rent and Additional Rent (if any) which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the Expiration Date originally set forth in this Lease for the expiration of the Term; provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of reentering the Premises and of securing possession thereof, including reasonable attorneys' fees and costs of removal and storage of Tenant's property, as well as the expenses of reletting, including repairing, restoring and improving the Premises for new tenants, brokers' commissions, advertising costs, reasonable attorneys' fees, and all other similar or dissimilar expenses chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that such reletting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided further, that (1) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (2) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subdivision (b) to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (3) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting, or if relet for a period longer than the remaining Term of this Lease, the expenses of reletting shall be apportioned based on the respective periods.

          21.3.2. For the purposes of Section (a)(i) of Section 21.3.1, the amount of Additional Rent which would have been payable by Tenant under Sections 4 and 8 for each year ending after such termination of this Lease or such reentry, shall be deemed to be an amount equal to the amount of such Additional Rent payable by Tenant for the calendar year and Tax Year ending immediately preceding such termination of this Lease or such reentry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at Landlord's election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Section 21, or under any provision of law, or had Landlord not reentered the Premises.

Section 21.4 Miscellaneous

          21.4.1 Nothing contained in this Section 21 shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above,

     Landlord may lawfully be entitled by reason of any default under this Lease on the part of Tenant. The failure or refusal of Landlord to relet the Premises or any part or parts thereof, or the failure of Landlord to collect the rent thereof under any reletting, shall not release or affect Tenant's liability for damages.

          21.4.2 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does here by waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Demised Premises, or to have a continuance of this Lease for the term hereby demised, after Tenant shall be dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant-to law. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent, and of any other law of like import now or hereafter in effect. In the event that Landlord shall commence any summary proceeding for non-payment of rent or for holding over after the termination of this Lease, Tenant shall not, and hereby expressly waives any right to, interpose any counterclaim of whatever nature or description in any such proceeding, except to the extent that by failing to interpose such counterclaim Tenant would be barred from asserting such counterclaim in a separate action or proceeding.

          21.4.3 If Landlord shall commence a summary proceeding against Tenant for non-payment of rent, Tenant shall reimburse Landlord, as Rent, Landlord's -attorneys' fees and expenses, both if judgment is awarded for Landlord, or if Tenant makes the payment subsequent to service of process but prior to entry of judgment.

          21.4.4 Nothing contained in this Lease shall limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or Rent, under this Lease.

          21.4.5. Upon the occurrence of an Event of Default, Landlord shall be entitled to exercise all of the rights set forth in this Section 21 above (including the right to terminate this Lease), notwithstanding that this Lease provides that Landlord may cure the default or otherwise perform the obligation of Tenant which gave rise to such Event of Default, and regardless of whether Landlord shall have effected such cure or performed such obligation.

          21.4.6 The failure of the Landlord to enforce Landlord's rights for violation of, or to insist upon the strict performance of any covenant, agreement, term, provision or condition of this Lease, or any of the rules and regulations, shall not constitute a waiver thereof, and Landlord shall have all remedies provided herein and by applicable law with respect to any subsequent act which would have originally constituted a violation. The receipt by Landlord of Base Rent and/or Additional Rent with knowledge of the breach of any covenant, agreement or condition of this Lease shall not be deemed a waiver of such breach.

          21.4.7 The provisions of this Section 21 shall survive the expiration or sooner termination of this Lease.

21.5 Landlord's Right To Cure

     Landlord may, but shall not be obligated to, cure any default by Tenant under this Lease at any time after notice and the lapse of any cure period specified within the conditional limitation to which such default relates, without giving further notice and without waiving such default; provided, however, that (i) no notice or cure period shall be required to be given in case of actual or suspected emergency and (ii) if any other provision of this Lease shall permit Landlord to cure a default of Tenant under such provision, then such notice and cure period as shall be specified in such provision shall-control and the notice and cure period under Section 21.1 shall not be required to be given. Whenever Landlord so elects, all costs and expenses incurred by Landlord in curing any such default, including reasonable attorney's fees and disbursements, together with interest at the lower of four (4%) percent above the then-current Prime Rate or the highest rate permitted by law on the amount of the costs and expenses so incurred commencing on the date such costs and expenses are paid by Landlord, shall be paid by Tenant to Landlord as Rent within thirty (30) days after demand.

22.  LANDLORD'S DEFAULT AND TENANT'S REMEDIES.

22.1 Default.

     If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within thirty (30) days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such thirty (30) day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to the holder of any Encumbrance of whom Tenant has been notified in writing, and such holder will also have the right to cure the breach or noncompliance within the period of time described above.

22.2 Remedies.

     If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 22.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, except to the extent expressly waived or limited by the terms of this Lease.

22.3 Cure By Encumbrance Holder.

     If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until
     (a) it shall have given written notice of such act or omission to each holder of any Encumbrance and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice and following the time when such holder of the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such holder of an Encumbrance shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

22.4 Enforcement Of Reasonable Consent.

     Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval that, pursuant to the terms of this Lease, is not to be unreasonably withheld by Landlord and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. 1n the event of such a determination, the requested consent or approval shall be deemed to have been granted; provided, however, that Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval and the sole remedy for Landlord's unreasonably withholding or delaying of consent or approval shall be as provided in this Section.

23.  SECURITY DEPOSIT.

23.1 Amount.

          23.1.1 Upon the execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Section 1.1 as the Security Deposit, as security for the faithful performance and observance by Tenant of the covenants, agreements, terms, provisions and conditions of this Lease. The Security Deposit shall be deposited in a segregated interest bearing account in a bank selected by Landlord and any interest earned on the same, less a 1% administrative fee which shall be retained by Landlord, shall be added to such account on Tenant's behalf. Landlord makes no representations regarding the rate of return that shall be earned on the Security Deposit.

          23.1.2 Provided that no Event of Default shall then exist, Tenant shall have the right to reduce the Security Deposit to $100,000.00 as of the third (3rd) anniversary of the date on which the rent credit granted under Section 4.1 of this Lease shall have been fully applied and Tenant shall have commenced to make full monthly payments of Base Rent under this Lease. If Tenant shall have deposited a cash Security Deposit with Landlord, then, provided that Tenant shall have satisfied all of the conditions set forth in this Section 23.1.2, Landlord shall return any unapplied amount of the Security Deposit then held by Landlord in excess of $100,000.00 to Tenant within sixty (60) days after the written request of Tenant.

23.2 Use And Restoration.

     If Tenant shall default in the performance of any of its obligations under this Lease, including, without limitation, the payment of any Base Rent, Additional Rent or other Rent or any other sums payable under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (1) any Rent in arrears or any other sums of which Tenant shall be in default, (2) any expenses Landlord may incur as a direct or indirect result of Tenant's failure to perform any of Tenant's obligations under this Lease, and (3) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant's failure to perform any of Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Landlord shall not be required to use, apply or retain the whole or any part of the Security Deposit, but if Landlord shall use or apply all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant's failure to so restore the Security Deposit shall constitute an Event of Default.

23.3 Transfers.

     Tenant will not assign or encumber the Security Deposit without Landlord's express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of the entire Building. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

23.4 Refund.

     Provided that Tenant shall have fully and faithfully performed all of its obligations under this Lease, Landlord shall refund the Security Deposit, or any remaining balance, to Tenant or, at Landlord's option, to the last assignee of Tenant's interest under this Lease, within sixty (60) days after the expiration or earlier termination of the Term and Tenant's vacation and surrender of exclusive possession of the Premises to Landlord in the condition required by the provisions of this Lease. Landlord's obligations under this Section 23.4 shall survive the expiration or earlier termination of the Term.

23.5 Letter Of Credit.

     Notwithstanding anything to the contrary contained in Section 23.1 above, in lieu of a cash security deposit, Tenant may deliver to Landlord a clean, irrevocable, transferable and unconditional letter of credit (the "Letter of Credit") issued by and drawn upon a commercial bank (hereinafter referred to as the "Issuing Bank") which shall be a member bank of the New York Clearinghouse Association (or; in the alternative, which shall have offices for banking purposes in the Borough of Manhattan and shall have a net worth of not less than 51,000,000,000, with appropriate evidence thereof to be submitted by Tenant), which Letter of Credit shall: (i) have a term of not less than one year, (ii) be; in the form of Exhibit F to this Lease, (iii) be for the account of Landlord, (iv) be in the amount of the Security Deposit, (v) except as otherwise provided in this Section 23.5, conform and be subject to Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 400, (vi) be fully transferable by Landlord without any fees or charges therefor, (vii) provide that Landlord shall be entitled to draw upon the Letter of Credit upon presentation to the Issuing Bank of a sight draft only, and (viii) provide that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each year thereafter during the Term of this Lease, unless the Issuing Bank shall send notice (the "Non-Renewal Notice") to Landlord by registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that the Issuing Bank elects not to renew such Letter of Credit, in which case Landlord shall have the right, by sight draft on the Issuing Bank, to receive the monies represented by the then existing Letter of Credit, and to hold and/or disburse such proceeds pursuant to the terms of this Section 23 as cash security. Tenant acknowledges and agrees that the Letter of Credit shall be delivered to Landlord as security for the faithful performance and observance by Tenant of all of tile covenants, agreements, terms, provisions and conditions of this Lease, and that Landlord shall have the right to draw upon the entire Letter of Credit in any instance in which Landlord would have the right to use, apply or retain the whole or any part of any cash security deposited with Landlord pursuant to this Section 23. In the event that Tenant shall elect to furnish the Letter of Credit in lieu of cash security, all references to the "Security Deposit" in this
     Section 23 shall be deemed to refer to the Letter of Credit, or any proceeds thereof as may be drawn upon by Landlord.

24.  BROKERS.

     Tenant represents and warrants to Landlord that it did not negotiate or deal with any broker or agent in connection with negotiating or consummating this Lease except tire Broker (as defined in Section 1.1 above). Tenant shall indemnify and hold Landlord harmless from any and all damages, claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) paid or incurred by Landlord arising out of or in connection with any claims asserted against Landlord by any broker or agent claiming a commission or other compensation in connection with the leasing of the Premises by Tenant other than the Broker, including, without limitation Julien J. Studley, Inc. Landlord shall pay any commission due to the Broker pursuant to a separate agreement between Landlord and the Broker.

25.  SUBORDINATION.

25.1 Subordination.

     This Lease is and will be subject and subordinate in all respects to any ground lease, mortgage or deed of trust now or later encumbering the Building, and to all their renewals, modifications, supplements, consolidations and replacements (an "Encumbrance"). While such subordination shall be self-operative and shall occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required by Landlord or such successor in interest to evidence such subordination, within ten (10) days after request by Landlord. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease.

25.2 Attornment.

     If the interest of Landlord is transferred to any person (a "Successor Landlord") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Successor Landlord. Upon attornment this Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease except that a Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease,
     (b) subject to any counterclaim, defense or offset not expressly provided for in this Lease and asserted with reasonable promptness, which therefore shall have accrued to Tenant against Landlord, (c) bound by an previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the holder of any Encumbrance through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease or (d) obligated to perform any repairs or other work beyond Landlord's obligations under this Lease. Tenant agrees, upon request by and without cost to the Successor Landlord, to promptly execute and deliver to the Successor Landlord such instrument(s) as may be reasonably required by Successor Landlord to evidence such attornment.

26.  NOTICES.

     All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one (1) business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) two (2) business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above addressed to the party to receive the notice at, in the case of notices to Landlord, both Landlord's Building Address and Landlord's General Address, and in the case of notices to Tenant, at Tenant's Notice Address, or, in either case, at such other address(es) of which either party may notify the other in accordance with the provisions of this Section 26. Landlord shall give a courtesy copy of any notice of default or termination to Tenant's counsel, Wachtel & Masyr, 110 East 59th Street, New York, NY 10022 Attention: Morris Missry, Esq., which courtesy copy Landlord may give by first class mail. Landlord shall not be obligated to give a copy of any notice of default or termination except as expressly provided in this Section 26.

27.  MISCELLANEOUS.

27.1 Binding Effect.

     Each of the provisions of this Lease shall bind and inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided that this clause shall not be construed to permit any transfer by Tenant in violation of the provisions of Section 16.

27.2 Complete Agreement; Modification.

     All of the representations and obligations of the parties are contained in this Lease. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless the same shall be in writing and shall be signed by the party against whom enforcement shall be sought.

27.3 Delivery For Examination.

     The submission of the form of this Lease for examination shall not bind Landlord in any manner, and no obligations shall arise under this Lease until it shall be signed and exchanged by Landlord and Tenant.

27.4 No Air Rights; Obstructions Of Light Or View; Closure.

     This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord. If at any time any windows of the Building (including the Premises) are temporarily darkened, or the light, air or view therefrom is obstructed temporarily by reason of any repairs, improvements, maintenance or cleaning in or about the Building or permanently by reason of a requirement of Law or the construction of any structure that may be erected on lands in the vicinity of the Building, the same shall be without liability to

     Landlord and without any reduction or diminution of Tenant's obligations under this Lease and shall not be deemed to constitute an eviction.

27.5 Building Name.

     Tenant will not, without Landlord's consent, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building.

27.6 Building Standard.

     The phrase "Building standard" will, in all instances, refer to the then-current standard described in Landlord's most recently adopted schedule of Building standard or, if no such schedule has been adopted, to the standard which commonly prevails in and for the entire Building.

27.7 No Waiver.

     No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation shall be continued or repeated subsequently. No express waiver shall affect any provision other than the provision specified in such waiver, and only for the time and in the manner specifically stated. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in a writing signed by Landlord.

27.8 Recording; Confidentiality.

     Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written; consent shall constitute an Event of Default. Tenant shall keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in private with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.

27.9 Captions.

     The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

27.10 Invoices.

     All bills, invoices and statements for Rent ("Invoices") to be given by Landlord to Tenant shall be sent to Tenant's Invoice Address. Tenant may change Tenant's Invoice Address by notice to Landlord given according to
     Section 26. If Tenant shall fail to give Landlord specific written notice of its objections to any Invoice within sixty (60) days after receipt of any Invoice from Landlord, such Invoice shall be deemed true and correct and binding on Tenant and Tenant may not later question the validity of such Invoice or the underlying information or computations used to determine any amounts stated therein.

27.11 Severability.

     If any provision of this Lease shall be declared void or unenforceable by a final judicial or administrative order, this Lease shall continue in full force and effect, except that the void or unenforceable provision shall be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

27.12 Jury Trial.

     LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANTS USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. HOWEVER, SUCH WAIVER OF JURY TRIAL SHALL NOT APPLY TO ANY CLAIMS FOR PERSONAL INJURY.

27.13 Authority To Bind.

     The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease.

27.14 Only Landlord/Tenant Relationship.

     Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

27.15 Covenants Independent.

     The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and that the Rent shall be payable without offset, reduction or abatement for any cause, except as otherwise expressly provided in this Lease.

27.16 Governing Law.

     This Lease shall be governed by and construed according to the laws of the State of New York. Landlord and Tenant, any subtenant, and any guarantor of Tenant's obligations under this Lease, hereby expressly consent to the jurisdiction of the Civil Court of the City of New York and the Supreme Court of the State of New York with respect to any action or proceeding between Landlord and Tenant or such party with respect to this Lease or any rights or obligations of either party pursuant to this Lease, and agree that venue shall lie in New York County. Tenant and any subtenant further waive any and all rights to commence any such action or proceeding against Landlord before any other court.

27.17 Inability To Perform

     This Lease and the obligation of Tenant to pay Base Rent and Additional Rent, and to perform and comply with all of the other covenants and agreements hereunder on the part of Tenant to be performed or complied with, shall in no way be affected, impaired or excused in the event that Landlord shall be delayed, hindered or prevented by reason of Force Majeure from performing or complying with any of the covenants and agreements to be performed or complied with by Landlord under this Lease, or to furnish any service or facility. No such delay or failure by Landlord in the performance of any of Landlord's obligations under this Lease by reason of Force Majeure shall constitute an actual or constructive eviction in whole or in part or impose any liability upon Landlord or its agents because of inconvenience to Tenant or injury to or interruption or loss of Tenant's business or entitle Tenant to any diminution or abatement of rent.

27.18 No Surrender.

     No act or thing done by Landlord or Landlord's agents (including, without limitation, the acceptance of keys by any employee of Landlord or Landlord's agents) during the Term shall be deemed to constitute an acceptance of a surrender of the Premises or the termination of this Lease, and no agreement to accept such surrender shall be valid, unless the same shall be in writing and shall be signed by Landlord. In the event that Tenant at any time shall desire to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's property in connection with such subletting.

27.19 No Merger.

     There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Premises or any part thereof; and no such merger shall occur unless and until all persons having an interest (including a security interest) in (a) this Lease or the leasehold estate created by this Lease and (b) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.

TENANT:                                 LANDLORD:
                                        1411 TRIZECHAHN-SWIG, L.L.C
TAHITI APPAREL, INC.                    By:  TrizecHahn Office Properties,
                                             Inc. Agent


By:  /s/ Jerry Harary                   By:  /s/ Carol A. Meyer
     ---------------------                   -------------------------
Printed Name: Jerry Harary              Printed Name: Carol A. Meyer
Title:   Exec  Vice   Pres              Title: Assistant Secretary


                                        And By: /s/ Antonio A. Bismonte
                                                -------------------------
                                        Printed Name: Antonio A. Bismonte
                                        Title: Senior Vice President

STATE OF NEW YORK )

COUNTY OF NEW YORK)

On this 7th day of August, 1997, before me personally came Jerry Harary to me know, who being by me duly swarn, did depose and say that he is the Exec. Vice Pres. of TAHITI APPAREL, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


         KAREN V. RECCHIA                    /s/  Karen V. Recchia
 Notary Public, State of New York                 --------------------
          No. 24-5005729                     Notary Public
    Qualified in Kings . County
  Cert. Filed in New York County
Commission Expires December 14, 98

                                    EXHIBIT A

                         PLAN DELINEATING THE PREMISES;

The location and dimensions of walls, partitions, columns, stairs and openings are approximate and subject to revisions due to mechanical work, job conditions, and requirements of governmental departments and authorities, If the space as actually partitioned shall differ in any de minimis respect from this sketch, the actual area as partitioned shall in all events control. No such resulting deviation or discrepancy shall affect the rent or Tenant's obligations under this Lease.


                                       A

                                    EXHIBIT B

                        LEASEHOLD IMPROVEMENTS AGREEMENT

1. Conflicts; Terms. If there is any conflict or inconsistency between the provisions of the Lease and the provisions of this Exhibit B, the provisions of this Exhibit B will control. Except for those terms expressly defined in this Exhibit B, all initially capitalized terms will have the meanings stated for such terms in the Lease.

2. Condition. Tenant acknowledges that no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease. Tenant shall accept the Premises on the Commencement Date in an "as is" and "where is" condition. Tenant acknowledges that as of the Date of the Lease, the Premises are in- good order and satisfactory condition. Landlord shall have no obligations to alter, remodel, refurbish or improve the Premises or Building to prepare the Premises for Tenant's occupancy. All Alterations, improvements, labor, materials, fixtures and equipment (if any) necessary or desired by Tenant to complete and/or prepare the Premises for Tenant's occupancy shall be promptly performed by Tenant, at Tenant's sole cost and expense (subject to reimbursement as provided in this Exhibit B below), in accordance with all applicable provisions of the Lease, including, without limitation, the provisions of Section 10.

3.   Landlord's Work Allowance.

     A. Subject to the terms and conditions hereinafter set forth, Landlord agrees to provide a construction allowance ("Landlord's Contribution") to reimburse Tenant for Tenant's cost of preparing the Premises for Tenant's occupancy thereof ("Tenant's Initial Work"), in an aggregate amount not to exceed One Hundred Eighteen Thousand Five ($118,005.00) Dollars. ,Landlord shall fund the portion of Landlord's Contribution then being requisitioned in the manner set forth in Subsection 313 below, but only if all of the following conditions shall have been satisfied:

     (i) Tenant shall not be in default of any of the terms, covenants or conditions to be performed or observed by Tenant under this Lease;

     (ii) Tenant shall have obtained, and at all times during the construction period shall maintain, all necessary and appropriate permits, licenses, authorizations and approvals from all governmental authorities having or asserting jurisdiction in connection with such construction, and shall have delivered true copies thereof to Landlord;

     (iii) Tenant shall not have subleased all or any portion of the Premises;
and

     (iv) Tenant shall have delivered to Landlord, for approval by Landlord: (x) a completed requisition for payment (in form issued by the American Institute of Architects), certified and sworn to by Tenant's architect stating or accompanied by: (1) the amount being requested, (2) receipted invoices for all labor and materials theretofor performed as part of Tenant's Initial Work, (3) to the best of such architect's knowledge, the amount of Landlord's Contribution theretofor paid to Tenant, (4) the value of labor and materials theretofore performed and incorporated in the Premises and the aggregate value of the entire Tenant's Initial Work to be performed, and (5) that the work completed to date has been performed in good and workmanlike manner in accordance with the plans and specifications approved by Landlord and in compliance with all Laws; and (y) waivers of lien from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with Tenant's Initial Work.

     B. Within thirty (30) days after Tenant shall have complied with all of the conditions set forth in the foregoing Subsection 3A, Landlord shall pay to Tenant an amount equal to that portion of Landlord's Contribution which shall equal, on a percentage basis, that portion of Tenant's Initial Work then completed in accordance with the provisions hereof, as certified by Tenant's architect, less all amounts of Landlord's Contribution previously disbursed, provided, however, that Landlord shall not be required to make more than one (1) payment per calendar month. Landlord shall have the right to retain ten (10%) percent of every requisition of Landlord's Contribution until: (i) all of Tenant's, Initial Work shall have been finally completed, (ii) waivers of lien from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with Tenant's Initial Work shall have been delivered to Landlord, (iii) all governmental authorities having or asserting jurisdiction (including the Flew York City Department of Buildings) shall have issued final approvals of Tenant's Initial Work and true copies thereof shall have been delivered to Landlord, and (iv) Tenant shall have delivered to Landlord "as built" drawings with respect to Tenant's Initial Work.

     C. Landlord's obligation to pay Landlord's Contribution shall only apply to that part of Tenant's Initial Work consisting of the installation of walls, partitions, columns, fixtures, improvements and appurtenances permanently attached to or built into the Premises, including the following: mechanical systems, flooring, wall coverings, ceilings, duct work, electrical wiring, plumbing, millwork and supplemental air conditioning systems (if any), affixed carpeting and other floor coverings, but shall not include business and trade fixtures, machinery, equipment or other articles of personal property, professional fees and/or so-called "soft costs." Notwithstanding, the foregoing, Tenant shall have the right to apply the balance (if any) of Landlord's Contribution (but not to exceed twenty (20%) percent of Tenant's actual cost to perform all of Tenant's Initial Work) remaining after Tenant shall have completed Tenant's Initial Work and complied with all of the conditions set forth in clauses (i) through (iv) of Subsection 313 above against professional fees paid to architects and engineers and permit costs incurred by Tenant in connection with Tenant's Initial Work.

     D. Landlord shall have no obligation to pay all or any portion of Landlord's Contribution to Tenant at any time after the expiration of the eighteenth (18th) full calendar month following the Commencement Date (the "Contribution Outside Date"), except any portion of Landlord's Contribution that shall remain unpaid but that shall have become due and payable on or prior to the Contribution Outside Date. Tenant hereby waives any and all rights to claim or receive all or any portion of Landlord's Contribution that shall not have become due and payable to Tenant on or before the Contribution Outside Date.

     E. Tenant shall install a complete "sprinkler system" in the Premises as part of Tenant's Initial Work or modify the existing sprinkler distribution system in the Premises, at Tenant's cost. Said sprinkler system shall be installed in compliance with the provisions of Section 10 of the Lease and all applicable Laws and shall be compatible with the design of the base Building sprinkler system. Tenant shall submit plans and specifications for said sprinkler system to Landlord for Landlord's approval to-tether with Tenant's Plans for Tenant's Initial Work.

4. Landlord shall deliver Form ACP-5 (Not an Asbestos Project) promulgated by the New York City Department of Environmental Protection to Tenant prior to the Commencement Date.

                                    EXHIBIT C

                         OCCUPANCY ESTOPPEL CERTIFICATE

     THIS OCCUPANCY ESTOPPEL CERTIFICATE ("Certificate") is given by TAHITI APPAREL, INC. ("Tenant") to 1411 TRIZECHAHN-SWIG, L.L.C. ("Landlord"), with respect to that certain Lease Agreement dated ___________________, 1997 ("Lease"), under which Tenant has leased from Landlord certain premises located on the twenty-ninth(29th) floor ("Premises") in the building known as 1411 Broadway, New York, NY ("Building").

     In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the. Building, Tenant certifies as follows:

     1. Except for those terms expressly defined in this Certificate, all initially capitalized terms shall have the meanings stated for such terms in the Lease.

     2. Landlord has delivered and Tenant has accepted possession of the Premises.

     3. The Commencement Date occurred-on , 199

     4. Tenant's obligation to make full monthly payments of Base Rent under the Lease began (or will begin) on ____________, 1998.

     Executed this day of _________________, 1997.


                                        TENANT:
                                        TAHITI APPAREL, INC.


                                        By: __________________________
                                        Printed Name: ________________
                                        Title: _______________________


                                       C

                                    EXHIBIT D
                                  1411 BROADWAY
                              RULES AND REGULATIONS

     1. Rights of Entry. Tenant will have the right to enter the Premises at any time, but outside of Business Hours Tenant will be required to furnish proper and verifiable identification. Landlord will have the right to enter the Premises at all reasonable hours to perform janitorial services or clean windows; and also at any time during the last 3 months of the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.

     2. Right of Exclusion. Landlord reserves the right to require each person entering the Building to sign a register and either (i) to present a Building pass, or (ii) to be announced to the tenant such person is visiting and to -be accepted as a visitor by such tenant or to be otherwise properly identified. Landlord may exclude from the Building any person who cannot comply with such requirement. Landlord also reserves the right to require any person leaving the Building to sign a register or to surrender any special entry pass given to such person. If Landlord elects to excise the rights reserved above, Landlord will furnish a Building pass to all persons designated by Tenant in writing. Finally, Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs.

     3. Obstruction. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the Building, or in the lobbies, corridors, stairwells or other Common Areas. Landlord may remove, at Tenant's expense, any such obstruction or thing without notice or obligation to Tenant.

     4. Refuse. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Building, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.

     5. Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls. Tenant will not use any fire exits or stairways in the Building except in case of emergency.

     6. Keys; Locks. Landlord may from time to time install and change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of keys to meet Tenant's requirements. If Tenant desires additional keys, they will be furnished by Landlord and Tenant will pay a reasonable charge for them. Tenant will not add or change existing locks on any door in or to the Premises without Landlord's prior written consent. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

          (a) Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas:

          (b) Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and

          (c) Tenant will, at the end of the Term and at Landlord's request, remove such lock(s) at Tenant's expense.

     At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises which are in Tenant's possession.

     7. Aesthetics. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without Landlord's prior written approval, which may be withheld in Landlord's sole discretion. Tenant will use only Building Standard lighting in areas where such lighting is visible from outside the Building.

     8. Window Treatment. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord's prior written approval. Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord's express written consent. Tenant will not place any objects on the window sills that cause, in Landlord's reasonable opinion, an aesthetically unacceptable appearance.

     9. Directory Boards. The Building office directory boards have a limited capacity; however, Landlord will make every reasonable effort to accommodate Tenant's requirements.

     10. Building Control. Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Building during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Building and property in the Building.

     11. Engineering Consent. All plumbing, electrical and heating, ventilating and air conditioning ("HVAC") work for and in the Premises requires Landlord's prior written consent to maintain the integrity of the Building's electrical, plumbing and HVAC systems.

     12. HVAC Operation. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system. Whenever the HVAC system is operating, Tenant will cause the shades, blinds or other window coverings in the Premises to be drawn as reasonably required by the position of the sun.

     13. Plumbing. Tenant will only use plumbing fixtures for the purpose for which they are constructed. Tenant will pay for all damages resulting from any misuse by Tenant or plumbing fixtures.

     14. Equipment Location. Landlord reserves the right to specify where Tenant's Business machines, mechanical equipment and heavy objects will be placed in the Premises in order to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Building. Tenant will pay the cost of any required professional engineering certification or assistance.

     15. Bicycles; Animals. Tenant will not bring into, or keep about, the Premises any bicycles, vehicles, birds, animals (except seeing eye dogs) or organic Christmas decor of any kind. Bicycles and vehicles may only be parked in areas designated for such purpose.

     16. Carpet Protection. In those portions of the Premises where carpet has been provided by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

     17. Proper Conduct. Tenant will conduct itself in a manner which is consistent with the character of the Building and will ensure that Tenant's conduct will not impair the comfort or convenience of other tenants in the Building.

     18. Elevators. Any use of the elevators for purposes other than normal passenger use (such as moving to or from the Building or delivering freight), whether during or after Business Hours, must be scheduled through the office of the Property Manager. Tenant will reimburse Landlord for any extra costs incurred by Landlord in connection with any such non-passenger use of the elevators.

     19. Deliveries. Tenant will ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord. Such deliveries may not be made through any of the main entrances to the Building without Landlord's prior permission. Tenant will use of cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person making deliveries to the Premises.

     20. Moving. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.

     21. Solicitations. Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate in preventing the same.

     22. Food. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Building. Except as may be specified in the Lease or on construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

     23. Parking Rules and Regulations. Tenant will comply with all reasonable rules and regulations applicable to the parking facilities serving the Building as determined by the parking facility operator.

     24. Hazardous Substances. Except as may be expressly permitted by Landlord in writing, Tenant will not store, use, release, produce, process or dispose in, on or about, or transport to or from, the Premises, Building or Complex any Hazardous Substances. Landlord has disclosed to Tenant that the Building contains asbestos containing material ("ACM"). Landlord has established an ACM management program that will govern all work in the Building that could disturb any ACM. Regardless of any provision of the Lease to the contrary, Tenant will not undertake any work in the Premises that could disturb any ACM without first notifying Landlord of the proposed work and cooperating with Landlord to ensure that such work complies with Landlord's ACM program. Tenant agrees that its failure to comply with this Paragraph 24 will constitute a material breach of the Lease; however, such agreement will not be deemed to limit the materiality of any other Tenant breach of the Lease for failure to comply with any other Rules and Regulations.

     25. Employees, Agents and Invitees. In these Rules and Regulations, "Tenant" includes Tenant's employees, agents, invitees, licensees and others permitted by Tenant to access, use or occupy the Premises.

                                    EXHIBIT E

                                  1411 BROADWAY
                                LAND DESCRIPTION


     All that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

     BEGINNING at the corner formed by the intersection of the northerly side of West 39th Street and the westerly side of Broadway; running thence NORTHERLY, along said westerly side of Broadway, 205 feet 1/8 of an inch to the southwesterly corner of Broadway and West 40th Street; thence WESTERLY, along the southerly side of West 40th Street 229 feet 6 3/8 inches to the southeasterly corner of West 40th Street and Seventh Avenue; thence SOUTHERLY, along the easterly side of Seventh Avenue, 197 feet 6 inches to the northeasterly corner of Seventh Avenue and West 39th Street, and thence EASTERLY, along the northerly side of West 39th Street, 284 feet 6 1/8 inches to the first mentioned corner, the point or place of beginning.


                                       E

                                    EXHIBIT F

                                LETTER OF CREDIT

NO. __________ Date ______________ Irrevocable Letter of Credit

BENEFICIARY

1411 TRIZECHAHN-SWIG, L.L.C.
c/o TrizecHahn Office Properties Inc.
1411 Broadway
New York, New York 10018

Dear Sir(s),

We hereby authorize you to value on______________ New York, N.Y.

For the account of 1411 TrizecHahn-Swig, L.L.C. up to the aggregate amount of $______________.

Available by your drafts at sight.

Partial drawings are permitted.

This Letter of Credit may be transferred to any transferee of the interest of the landlord under the lease dated between 1411 TrizecHahn-Swig, L.L.C., as landlord, and __________________, as tenant.

It is a condition of this Letter of Credit that it shall be deemed to be automatically extended for a period of one year from the present or any future expiration date, unless we shall notify you by written notice given by registered mail at least 30 days prior to such expiration date that we elect not to renew it for such additional period, in which case you shall have the right to draw on us the full amount of this Letter of Credit by your sight draft, accompanied by your signed written statement that you are drawing under Letter of Credit #_______________ because you have received notice of non-renewal from us, and the accountee is still obligated to you under the above-referenced lease.

All drafts drawn under this Credit must bear on their face the clause "Drawn under Letter of Credit No. ___________________"

Except so far as otherwise expressly stated, this credit is subject to the Uniform Customs and Practice for


                                       F

                                    EXHIBIT G

                            OPERATING COST ADJUSTMENT

                           (Pursuant to Section 4.12)

     If Landlord shall give written notice to Tenant electing to substitute an operating cost adjustment for the Porter's Wage Escalation contained in Section 4.12, the following provisions shall apply:

     4.12.1. Definitions:

          (1) "Operating Cost Year" shall mean a calendar year for which Landlord shall have made the election referred to in Section 4.12 of this Lease, all or any part of which calendar year occurs during the Term.

          (2) "Base Operating Cost Year" shall mean the calendar year immediately preceding the Operating Cost Year referred to in the preceding subdivision (1).

          (3) "Operating Cost" shall mean all those expenses incurred by Landlord or any contractor employed by Landlord in connection with the operation, repair and maintenance of the Building and/or Land (and without regard to whether such cost or expense is-treated as a current expense or a capital expenditure for accounting or income tax purposes). Without limiting the generality of the foregoing, "Operating Cost" shall include the following items, whether directly incurred or through separate contract therefor.

          (a) Wages, salaries, fees, bonuses and other compensation anti payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or by union agreement (or, if the employees or any of them are non-union, then payment for benefits comparable to those generally required by union agreement in first-class office buildings in the Borough of Manhattan, City of New York, which are unionized) made to or on behalf of all employees of Landlord or any contractor employed by Landlord performing services rendered in connection with the operation, repair and maintenance of the Building and/or Land, including without limitation:

               (i) Elevator operators, if any, and starters and assistant starters;

               (ii) Window cleaners, porters, janitors, maids, cleaners, dusters, sidewalk shovelers and miscellaneous handymen, and all of their supervisors;

               (iii) Watchmen, caretakers, security personnel and persons engaged in patrolling and protecting the Building and all of their supervisors;

               (iv) Carpenters, engineers; firemen, mechanics, electricians, plumbers and persons engaged in the operation, repair and maintenance of the Building and the Building Systems and all of their supervisors;

               (v) The Building manager, superintendent, assistants, clerical and administrative personnel, if any; and

               (vi) Executive personnel of Landlord or the managing agent performing services in or for the Building, provided that if such personnel also service other buildings a reasonable allocation of their wages, salaries, fees and other compensation shall be made.

          (b) The uniforms of all employees, and the cleaning, pressing and repair thereof.

          (c) Cleaning and maintenance costs for the Land and Building, including the windows, sidewalks and plazas, and the costs of all labor, supplies, equipment and materials incidental thereto.

          (d) Premiums and other charges incurred by Landlord with respect to all insurance relating to the Building and the operation and maintenance thereof, including, without limitation:

               (i) Fire and extended coverage insurance, including windstorm, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (ii) Public liability insurance;

               (iii) Elevator insurance;

               (iv) Worker's compensation insurance;

               (v) Boiler and machinery insurance;

               (vi) Rent, use and occupancy insurance;

               (vii) Health, accident and group life insurance on all employees; and

               (viii) War damage insurance.

          (e) The cost of any fuel used in connection with the operation and maintenance of the Building (excluding steam).

          (f) Costs incurred for the operation, service, security; maintenance, inspection, and Repairs and Alterations of the Land, the Building and the Building systems and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

          (g) Water charges and sewer rents, not reimbursed by tenants.

          (h) Taxes (e.g., sales taxes and the like) upon any of the expenses enumerated herein.

          (i) Management fees of the managing agent for the Building. If there shall be no managing agent, or if the managing agent shall be a company owned by Landlord, the management fees shall be deemed to be an amount equal to the fees that would customarily be charged for the management of the Building by an independent, first-class managing agent in the Borough of Manhattan.

          (j) Administrative and clerical supplies.

          (k) Cost of compliance with Laws; provided however, that any Alteration performed to comply with any Laws which shall be classified as -a capital expenditure for financial reporting purposes on the books of Landlord and which shall be depreciable over longer than three (3) years shall only be included to the extent of the depreciation in any Operating Cost Year based on straight line depreciation over its useful life actually used for financial reporting purposes together with interest on the annual depreciation at the rate of ten (10%) percent per annum.

          (I) Costs incurred for lobby and other non-tenant area decorations and landscaping of the Land and interior and exterior public areas of the Building, including costs of operating public exhibits, performances, and displays.

          (m) Costs and fees for accounting, bookkeeping, auditing, consulting, legal and other professional services.

          (n) Costs of painting and decorating.

          (o) Real estate, vault and other taxes, not reimbursed to Landlord by tenants.

          (p) Customary office building and landlord's trade association membership fees and dues.

          (q) Advertising and professional expenses.

     Notwithstanding the foregoing, Operating Cost shall not include expenditures for any of the following: (i) repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance; (ii) leasing commissions and advertising expenses incurred in leasing or procuring new tenants; (iii) tenant change work (other than repairs) performed for and reimbursed to Landlord by other tenants; (iv) repairs or rebuilding necessitated by condemnation to the extent reimbursed by` condemnation proceeds; (v) Taxes; (vi) principal and interest on Encumbrances; (vii) removal, encapsulation or enclosure of any asbestos containing material in the Building; and (viii) any item which shall be classified as a capital expenditure for financial reporting purposes on the books of Landlord and which shall be depreciable over longer than three (3) years shall only be included to the extent of the depreciation in any Operating Cost Year based on straight line depreciation over its useful life actually used for financial reporting purposes together with interest on the annual depreciation at the rate of ten (10%) percent per annum.

     If Landlord shall eliminate the payment of any wages or other labor costs or otherwise reduce Operating Cost as a result of the installation of new devices or equipment, or by any other means, then in computing Operating Cost the corresponding items shall be deducted from the Operating Costs for the Base Operating Cost Year and Operating Cost Year.

     4.12.2. Tenant shall pay to Landlord as additional rent for each Operating Cost Year to which this Exhibit shall apply, an amount equal to Tenant's Share (as defined in Section 1.1) of the amount by which the Operating Cost for such Operating Cost Year shall exceed the Operating Cost for the Base Operating Cost Year.

     4.12.3 For each Operating Cost Year for which Landlord has exercised its election under Section 4.12, Landlord shall furnish to Tenant a statement of the computation of the Operating Cost for such Operating Cost Year, compared with the statement of Operating Cost of the Base Operating Cost Year. Tenant shall pay to Landlord, as Additional Rent, within fifteen (15) days after the submission of such statement, an amount equal to the sum of (i) for the first Operating Cost Year for which the election under Section 4.12 is made, the amount billed to Tenant pursuant to the Wage Rate Statement rendered under
Section 4.4 for the Base Operating Cost Year, plus the amount shown as due in accordance with Section 4.12.3 of this Exhibit F for the Operating Cost Year for which the statement is rendered (such sum is herein called the "Aggregated Escalation"); (ii) for each year subsequent to the first such Operating Cost Year, the amount of the Aggregated Escalation plus the total of the amounts of the Additional Rent charged pursuant either to this Exhibit F or Section 4.4, whichever shall have been in effect, for each calendar year after such first year subsequent to the Base Operating Cost Year to and including the year for which the bill is rendered (such sum is hereafter called the "Total Operating Escalation"). In addition, following the rendering of the first statement pursuant to this Exhibit F, Tenant shall pay to Landlord in monthly installments in advance, one-twelfth (1/12) of the amount of the preceding year's Aggregated or Total Operating Escalation, as the case may be, which installments shall be credited against payments due for the calendar year in which said monthly payments are made. Subject to Section 4.5, if Landlord shall owe a refund to Tenant by virtue of the total monthly advance payments exceeding the total due for the particular year, Landlord shall refund such excess to Tenant, or may if the Term has not ended, at Landlord's election, adjust future monthly payments due hereunder to reflect said refund.

     4.12.4 The statements of Operating Cost furnished by Landlord to Tenant as provided in Section 4.12.3 of this Exhibit F shall constitute final determinations as between Landlord and Tenant of Operating Cost for the Base Operating Cost Year, or any succeeding Operating Cost Year, as the case may be.

     4.12.5 Landlord's delay in rendering any statements under the provisions of this Exhibit shall not prejudice its right thereafter to render such statement, or to render a statement for any subsequent period. Tenant's obligation to pay any amounts due under this Exhibit F and Section 4.12 shall survive the expiration or sooner termination of the Term of this Lease.

                                LICENSE AGREEMENT

     THIS AGREEMENT, made as of the 15th day of May, 1997, by and between 1411 TRIZECHAHN-SWIG, L.L.C., a Delaware limited liability company, having an office at c/o TrizecHahn Office Properties Inc., 1411 Broadway, New York, New York 10018 ("Licensor"), and TAHITI APPAREL, INC., a New York corporation having an office at 1411 Broadway, New York, New York 10018 ("Licensee").

                                   WITNESSETH:

     WHEREAS, Licensee desires to use and occupy a portion of the thirty-sixth
(36th) floor in the building ("Building") known as 1411 Broadway, New York, New York, as more particularly shown on-- -the floor plan annexed hereto as Exhibit A and made a part hereof ("Licensed Premises");

     WHEREAS, Licensee acknowledges that Licensee has no right to use or occupy the Licensed Premises, and has requested that Licensor grant it permission to use and occupy the same for the License Period (defined below); and

     WHEREAS, Licensor is willing to allow Licensee to use and occupy the Licensed Premises for the License Period, subject to the terms, covenants and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

     1. Subject to and in accordance with the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a non-transferable license ("License") to use and occupy the Licensed Premises during the period (the "License Period") commencing on May 1, 1997 and ending on the date (the "License Termination Date") which is the earlier of (i) the date on which Licensee shall vacate and deliver possession of the Licensed Premises to Licensor in the condition required under this Agreement or (ii) one hundred twenty (120) days after the "Commencement Date" under the lease of even date herewith bet<veen Licensor, as landlord, and Licensee, as tenant, covering a portion of the twenty-ninth (29th) floor of the building, for executive, administrative and general business offices and showrooms for the conduct of Licensee's apparel business and for no other purpose.

     2. Licensee shall pay to Licensor as a fee ("License Fee") for the License, the monthly sum of $33,020.00, in advance on the first day of each calendar month commencing during the License Period, without any setoffs or deductions whatsoever, except that Licensee shall pay the License Fee for the first month upon the execution hereof. If the License Period shall commence or terminate on other than the first or last day, respectively, of a calendar month, the License Fee for such month shall be prorated.

     3. Licensee shall vacate and deliver exclusive possession of the Licensed Premises to Licensor on the License Termination Date. Licensee shall vacate and surrender possession of the Licensed Premises at such time, substantially broom clean, in the condition existing on the date on which this Agreement is executed, subject to normal wear and tear, and shall remove all of its personal property therefrom. Licensee shall have no obligation to remove any leasehold improvements in the Licensed Premises. Licensee's obligation to observe and perform this covenant shall survive the expiration or other termination of this Agreement. Licensee acknowledges that Licensor is obligated to deliver possession of the Licensed Premises to Alfred Dunner, Inc. pursuant to the provisions of a long-term lease between Licensor, as landlord, and Alfred Dunner, Inc., as tenant, upon the termination of this Agreement and any failure by Licensee to deliver the Licensed Premises to Licensor timely may cause injury to Licensor for which Licensor may hold Licensee liable.

     4. This Agreement does not and shall not be deemed to constitute a lease or a conveyance of the Licensed Premises by Licensor to Licensee, or to confer upon Licensee any right, title, estate or interest in the Licensed Premises. This Agreement grants to Licensee only a personal privilege to use and occupy the Licensed Premises for the License Period on and subject to the terms and conditions set forth herein.

     5. Licensee shall not permit the whole or any portion of the Licensed Premises to be occupied by any person or entity other than Licensee.

     6. Licensee agrees to indemnify, protect, defend and save harmless Licensor and Licensor's partners, officers, directors, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including, without limitation, reasonable counsel and other professional fees and disbursements incurred in connection therewith) to which Landlord and/or any such partner, officer, director, contractor, agent or employee may be subject or suffer arising from, or in connection with: (i) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in or about the Licensed Premises, (ii) the use and occupancy of the Licensed Premises, or from any work, installation or thing whatsoever done or omitted (other than by Licensor or its agents or employees) in or about the Licensed Premises during the License Period, (iii) any default by Licensee in the performance of any of Licensee's obligations under this License Agreement, and/or (iv) any act, omission, carelessness, negligence or misconduct of Licensee or Licensee's agents, employees, contractors or visitors.

     7. Licensee shall obtain and keep in full force and effect during the License Period, at Licensee's own cost and expense, commercial general liability insurance in a combined single limit amount of not less than $3,000,000, naming Licensor and Licensor's managing agent as additional insureds. Said insurance is to be written in form satisfactory to Licensor by a good and solvent insurance company of recognized standing licensed to do business in the State of New York and satisfactory to Licensor. Prior to the commencement of the License Period, Licensee shall furnish to Licensor a certificate of such insurance. If Licensee shall fail to obtain such insurance or furnish said certificate to Licensor, Licensor may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall, on demand, be reimbursed by Licensee to Licensor. Each party shall include in each of its policies insuring against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption), occurring during the License Period to the extent to which such party is insured under a policy containing a waiver of subrogation or naming the other party as an additional assured, as provided in this Paragraph.

     8. Licensor shall have no obligation to alter, improve, decorate, or otherwise prepare the Licensed Premises for

Licensee's use and occupancy. Licensee shall; not make any alterations, decorations, installations or improvements of any kind whatsoever to the Licensed Premises.

     9. If Licensee shall default in fulfilling any of its covenants or obligations hereunder, in addition to any other rights and remedies available to Licensor, Licensor may terminate the License by the giving of (i) not less than ten (10) days' written notice to Licensee in the event of any default in the payment of any monetary obligations under this Agreement and (ii) not less than twenty (20) days' written notice in the event of any non-monetary default, whereupon the License shall terminate on the date set forth in said notice, and Licensee shall vacate the Licensed Premises on said date as if that date were the date of the expiration of the License Period as set forth herein.

     10. Licensee shall, at all times, use the Licensed Premises only in a manner which is in full compliance with all present and future laws, orders, rules and regulations of all state, federal, municipal and local governments, departments, commissions and boards (including the New York Board of Fire Underwriters or any similar body) asserting jurisdiction thereover, or any direction of any public officer pursuant to law.

     11. Licensee shall, throughout the License Period, take good care of the Licensed Premises and the fixtures and appurtenances therein, . and, at Licensee's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, fire or other casualty, excepted, provided however, that if the succeeding tenant of the Licensed Premises shall intend to demolish any improvement which Licensee shall be obligated to repair under this Agreement, Licensor shall not require Licensee to repair such improvement. Notwithstanding the foregoing, all damage or injury to, the Licensed Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Licensee, or Licensee's agents, employees, contractors or visitors, shall be repaired promptly by Licensee at its sole cost and expense, to the satisfaction of Licensor. Licensee shall also repair all damage to the Building and the Licensed Premises caused by the moving of its fixtures, furniture or equipment. All of the aforesaid repairs shall be of quality or class equal to the original work or construction.

     12. Licensee, and its employees, agents, visitors and contractors, shall observe faithfully, and comply strictly with, all of the rules and regulations established by Licensor.

     13. This Agreement shall inure to the benefit of Licensor's successors and assigns, and may not be modified except by a writing signed by the party to be charged.

     14. Licensee shall look only to Licensor's estate in the Building for the satisfaction of any judgment in the event of any default by Licensor hereunder, and no other property of Licensor shall be subject to levy, execution or other enforcement procedure for the satisfaction of the same. Licensor's principals, partners, members, shareholders, directors or officers shall not be liable for the performance of any of Licensor's obligations under this Agreement. The term "Licensor" as used in this Agreement shall mean only the owner, or the mortgagee in possession, for the time being of the Building (or the owner of a lease of the Building), so that in the event of any conveyance or sale thereof, or in the event of a lease of the Building (including, without limitation, a termination thereof), Licensor shall be and hereby is entirely freed and relieved of all obligations of Licensor hereunder, and any successor Licensor may, at its option, terminate the License.

     15. All of the recitals contained in the "WITNESSETH" section of this Agreement are hereby incorporated herein by reference.

     IN WITNESS WHEREOF, Licensor and Licensee have duly-executed this Agreement as of the date hereinabove set forth.

                                        1411 TRIZECHAHN-SWIG, L.L.C., Licensor
                                        By:  TrizecHahn Office Properties Inc.,
                                             Agent


                                        By:  ___________________________________
                                             Carol A. Meyer, Assistant Secretary


                                        By:  ___________________________________
                                             Antonio A. Bismonte, Sr. Vice
                                             President


                                        TAHITI APPAREL, INC., Licensee


                                        By:  ___________________________________
                                             Title: Exec Vice Pres.

                                        Federal Identification No. 13-3675449

STATE OF NEW YORK )

COUNTY OF NEW YORK)

     On this 7th day of August, 1997, before me personally came Jerry Harary to me known, who being by me duly swarn did depose and say that he is the Executive Vice Pres. of TAHITI APPAREL, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


         KAREN V. RECCHIA
 Notary Public, State of New York            __________________________
          No. 24-5005729                     Notary Public
    Qualified in Kings . County
  Cert. Filed in New York County
Commission Expires December 14, 98

                         OCCUPANCY ESTOPPEL CERTIFICATE


     THIS OCCUPANCY ESTOPPEL CERTIFICATE ("Certificate") is given by TAHITI APPAREL, INC. ("Tenant") to 1411 TRIZECHAHN-SWIG, L.L.C. ("Landlord"), with respect to that certain Lease Agreement dated as of May 1, 1997 ("Lease"), under which Tenant has leased from Landlord certain premises located on the twenty-ninth (29th) floor ("Premises") in the building known as 1411 Broadway, New York, NY ("Building").

     In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building, Tenant certifies as follows:

     1. Except for those terms expressly defined in this Certificate, all initially capitalized terms shall have the meanings stated for such terms in the Lease.

     2. Landlord has delivered and Tenant has accepted possession of the Premises.

     3. The Commencement Date occurred on November 24, 1997.

     4. Tenant's obligation to make full monthly payments of Base Rent under the Lease began (or will begin) on November 24, 1997, subject to the five (5) month partial rent credit set forth in Section 4.1 of the Lease. "

Executed this ______ day of December, 1997.



                                        TENANT:
                                        TAHITI APPAREL, INC.


                                        By:  __________________________
                                        Printed Name: Jerry Haray
                                        Title: Executive Vice President